OPERATING AGREEMENT

     This OPERATING AGREEMENT is made and entered into this 8th day of January, 1988, to be effective as of January 1, 1990, by and between MESA OPERATING LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware with its principal place of business in Amarillo, Texas (hereinafter referred to as "Mesa" or as "Operator"), and COLORADO INTERSTATE GAS COMPANY, a corporation organized under the laws of the State of Delaware with its principal place of business in Colorado Springs, Colorado (hereinafter referred to as "CIG").

                            W I T N E S S E T H:
                            -------------------

     WHEREAS, Mesa and CIG are the current parties in interest to an agreement, as amended and supplemented, initially entered on January 3, 1928, between Canadian River Gas Company and Amarillo Oil Company, which agreement is commonly referred to as the "B" Contract; and

     WHEREAS, disputes arose between Mesa and CIG regarding their respective actions under the "B" Contract which resulted in the filing of lawsuits in Texas and Colorado; and

     WHEREAS, Mesa and CIG have resolved such disputes, dismissed their pending lawsuits and established a framework for future operations in an Agreement of Compromise and Settlement (the "Settlement Agreement") dated June 1, 1987; and

     WHEREAS, such Settlement Agreement provided in part that on January 1, 1990, Mesa should become operator of the wells subject to the "B" Contract, and further required the parties to enter into good faith negotiations and reach agreement as to the terms and conditions of an operating agreement to be effective January 1, 1990.

     NOW, THEREFORE, it is agreed as follows:

                                      ARTICLE I
                                     Definitions

     As used in this Operating Agreement, the following words and terms shall have the following meanings:

     "Acidize" shall mean a technique for increasing the production from a well by introducing acid into the well under pressure in order to enlarge and reopen pores in producing formations.

     "Administrative Fee" shall mean the payments and charges which CIG will be authorized to charge and collect from Mesa.

     "AFE" shall mean an authorization for expenditure.

     "British Thermal Unit" means the amount of heat required to raise the temperature of one pound of water one degree
     Fahrenheit at 60 degrees Fahrenheit.

     "CIG" shall mean Colorado Interstate Gas Company and/or its successor in interest under the "B" Contract.

     "Contract Area" shall mean all of the Gas Leases (as defined below) intended to be operated for gas purposes under this Operating Agreement.

     "Exploratory Well" shall mean a well drilled to test a geologic zone or formation the depth of which is below mean sea level

     "Frac" shall mean an operation designed to crack or break up formations which contain oil and gas by pumping liquids and/or gases with proppants into the formation under high pressure, in order to increase the formation's permeability and to achieve greater production.

     "FERC" means the Federal Energy Regulatory Commission, and any successor agency.

     "Gas" shall mean natural gas and all other gaseous hydrocarbons produced therewith.

     "Gross Heating Value," when applied to a cubic foot of gas, means the number of British thermal units produced by combustion, at a constant pressure, of the amount of gas which would occupy a volume of one cubic foot at a temperature of 60 degrees Fahrenheit if saturated with water vapor and under a pressure equivalent to that of 30 inches of mercury at 32 degrees Fahrenheit and under standard gravitational force (980.665 c.m. per sec.) with air of the same temperature and pressure as the gas, when the products of combustion are cooled to the initial temperature of gas and air and when the water formed by combustion is condensed to the liquid state.

     "Lease" or "Gas Lease" shall mean any one or more of the gas leases now or hereafter subject to the "B" Contract on which one or more of the wells listed and described on Exhibit "A" hereto are located, or which are included in the proration unit for any such well or wells.

     "Mesa" shall mean Mesa Operating Limited Partnership and/or its successor in interest under the "B" Contract.

     "Operations and Maintenance Fee" shall mean the charges which Mesa will be authorized to charge and collect from CIG for performance of its duties as Operator under this Operating
     Agreement.

     "Proration Unit" shall mean the acreage assigned to a well for the purpose of allocating allowable gas production thereto by order or rule of the Texas Railroad Commission, or any other state or federal body having authority.

     "Replacement Well" shall mean any gas well drilled on a Gas
     Lease subject to this Operating Agreement to replace an existing gas well which is accepted by the Railroad Commission of Texas as a replacement for such well.

     "Rework" means an operation performed on a well after it has been completed in an effort to secure production where there has been none, to restore production that has ceased, or to increase production. Cleaning out a well bore that has silted up is a typical Rework operation. Deepening or Side Tracking will be treated as an "Exploratory Well" if the objective depth of said well satisfies the definition of Exploration Well contained in Article I. Depending on the context, the term Rework may also include Acidizing or a Frac.

     "Side Tracking" means a drilling operation involving the use of a portion of an existing well bore to drill a second hole, resulting in a well that is partly old and partly new. Such an operation will be treated hereunder as an "Exploratory Well" if the objective depth of said well satisfies the definition for Exploratory Well contained in Article I.


                                     ARTICLE II
                                      Exhibits

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part of this Operating Agreement:

     EXHIBIT            Description

     "A" is a list of all wells on the Contract Area in which CIG has a working interest, their location, CIG's meter number, and CIG's working interest therein.

     "B" is a list of other operating agreements to which CIG is a party which affect wells on the Contract Area.

     "C" is the accounting procedure to be used by the parties hereto for the purposes hereof.

     "D"     is a list of the insurance requirements.

     "E" is the Non-Discrimination and Certification of Non-Segregated facilities.

                                     ARTICLE III
                               Interests of the Parties

     3.1 Ownership:  Exhibit "A" lists the fractional working interest of
         ---------
CIG in existing gas wells on the Gas Leases covered by this Operating Agreement. Except as provided elsewhere herein, all equipment and all material acquired for operations on such wells, or on any additional gas wells drilled on the Gas Leases during the term of this Operating Agreement shall be owned by CIG to the full extent of its interest in such well (or to the extent of CIG's interest in the proration unit for such well, as the case may be).

     3.2  Allocation of Costs: Except as provided elsewhere herein, all
          -------------------
costs and expenses incurred in operations under this Operating Agreement will be borne and paid by the parties hereto as provided in the accounting procedure attached as Exhibit "C."

     3.3  Subsequently Created Interests: Neither party hereto shall create
          ------------------------------
any additional overriding royalty, production payment or other burden payable out of production attributable to the Gas Leases subject to this Operating Agreement without the prior written consent of the other party hereto; provided, however, that CIG reserves the right in its sole discretion to negotiate and settle disputes with its royalty owners. However, subsequent to that point in time when CIG does not take delivery of at least two (2) BCF of gas for the immediately preceding twelve (12) month period pursuant to the terms and conditions of the "B" Contract, as amended, CIG shall not enter into a settlement with any of its royalty owners that would or may have the effect of reducing or diminishing Mesa's rights or benefits (including any adverse economic impact to Mesa) under the "B" Contract and to the delivery of gas volumes pursuant to the "B" Contract without first obtaining Mesa's prior written consent.

                                     ARTICLE IV
                                      Operator

     4.1 Designation and Responsibilities of Operator: Mesa shall become Operator of the existing gas wells on the Gas Leases subject to this Operating Agreement, and of any additional gas wells drilled on the Contract Area on January 1, 1990, and shall operate and maintain the well bores, wellhead and surface equipment of such wells. Mesa's authority and responsibility for such wells shall extend and be limited to operations up to the check valve downstream of the side valve (i.e., up to the inlet of CIG's metering facility) on the wellhead of such wells which do not have surface production equipment, and to the first check valve downstream of surface production equipment (i.e., up to the inlet of CIG's metering facility) on wells having pumps, tanks or other such surface production equipment. As so limited, Mesa shall conduct, direct and have full control of the operation of, and of the maintenance operations on, such wells thereafter as permitted and required by, and within the limits of, this Operating Agreement.

     4.1.1 As soon as practical after signing this Operating Agreement, CIG shall deliver copies or make available to Mesa at CIG's office all of CIG's original well, geological, production and seismic files and records concerning CIG's wells on the Contract Area and any related production information requested by Mesa.

     4.2.2 Mesa shall cooperate fully with CIG to ensure that CIG is able to fulfill its obligations under various agreements and other instruments involving the West Panhandle Field including but not limited to:

     That certain Agreement dated July 1, 1967, by and between The Capital National Bank, Austin, Texas, as Trustee for Mary Lewis Scott Kleberg Trusts Nos. 1, 2 and 3, et al., and CIG; and
                                           -----

     That certain Operating Agreement dated August 18, 1949, between Mary E. Bivins, et al., and CIG.
                     -----

In addition, Mesa shall administer (and, if necessary, serve as "operator" under) the other operating agreements listed on Exhibit "B" hereto which affect wells on the Contract Area, and CIG will execute any forms required by the Texas Railroad Commission necessary to effectuate the change of operator under this Operating Agreement and under the operating agreements listed in Exhibit "B".

     4.1.3 In performance of its obligations hereunder, Mesa shall be held to the standard of a reasonably prudent operator, giving consideration to the needs and interests of both parties hereto. Mesa shall operate the wells on the Contract Area in accordance with prudent operating practice, and Mesa shall be solely responsible for all operational means, methods, techniques, procedures and coordination of its operations hereunder.

     4.1.4 Mesa shall take all steps reasonably necessary to maintain and improve the gas deliverability from the wells on the Contract Area at or near their maximum potential in light of their respective degrees of depletion and of other mechanical and operating conditions.

     4.1.5 Mesa shall obtain all necessary permits and licenses which are required by the state, county, city or other political subdivision, or any other duly constituted public authority for operations hereunder on wells on the Contract Area.

     4.1.6 Mesa shall have the right to install standard mechanical separators at or near all well(s) and all separated liquids, if any and in whatever volume, shall be owned in accordance with the "B" Contract, as amended.

     4.2  Removal of Operator:  CIG may remove Mesa as Operator upon the
          -------------------
occurrence of any one or more of the following circumstances:

     (a) If Mesa becomes bankrupt or insolvent, or commits or suffers any act of bankruptcy or insolvency, or makes any assignment for the benefit of creditors;

     (b) If Mesa, subject to 4.2(c) below, terminates its legal existence, or is no longer capable of serving as Operator, or if it fails or refuses to carry out its duties as Operator hereunder; or

     (c) If Mesa assigns or purports to assign its general powers and responsibilities of supervision and management as Operator hereunder, provided that a change of limited partnership name or structure of Mesa, or the transfer of Mesa's interest to any single subsidiary, affiliate or successor (whether individual, corporate, general or limited partnership) shall not be a basis for removal of Mesa as Operator hereunder.

Mesa may resign as Operator at any time after January 1, 1990, on giving CIG one hundred twenty (120) days' notice of its intention to resign.

     4.3  Compensation:  As compensation for the performance of its duties
          ------------
and responsibilities hereunder, Mesa shall be entitled to bill and to collect from CIG an Operations and Maintenance Fee as provided in the accounting procedure attached hereto as Exhibit "C."

     4.4  Personnel:  Mesa shall conduct its operations hereunder, or cause
          ---------
them to be conducted, in a skillful, thorough and workmanlike manner by qualified, careful and efficient workers.

     4.4.1 The number of employees used by Mesa in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined solely by Mesa, and such employees shall be the employees of Mesa.

     4.4.2 Mesa shall give adequate personal supervision to the wells on the Contract Area and to operations hereunder, and shall keep continuously available a competent superintendent or foreman with authority to act for Mesa.

     4.4.3 Mesa shall be responsible for the acts and omissions of its employees and subcontractors.

     4.5  Drilling and Rework Contracts:  All drilling or rework operations
          -----------------------------
authorized in Article VI hereinbelow, shall be performed on a competitive contract basis at the usual rates prevailing in the area. Mesa shall request bids for all such operations, and shall have a service contract with each contractor performing work on any well in the Contract Area; provided, however, that Mesa shall have the right to reject the lowest bid received for any such work and/or to negotiate changes in any such agreements if in Mesa's sole judgment conditions warrant. If it desires, Mesa may employ its own tools and equipment in the conduct of operations on wells on the Contract Area, but its charges therefor shall not exceed the prevailing rates in the area. The rate of such charges shall be agreed upon by the parties in writing before drilling or reworking operations are commenced, and such work shall be performed by Mesa under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.

     4.6  Liens:  Mesa shall take all reasonable measures to keep the Gas
          -----
Leases subject to this Operating Agreement free and clear of all liens, claims and encumbrances arising from the performance of operations hereunder either by Mesa or by any of Mesa's contractors or subcontractors.

     4.7  Books and Records:  Mesa shall keep records and books of account,
          -----------------
which shall be subject to audit by CIG (as provided in paragraph 1.5 of the accounting procedure attached hereto as Exhibit "C") showing the actual cost to Mesa of all items of labor, materials, equipment, supplies, services and all other expenditures of whatever nature for which payment is authorized under the provisions of this Operating Agreement, and of the number of employees used by Mesa for performance of its duties hereunder, their selection, and the hours of labor and the compensation for their services.

     4.8  Production and Operations Records:  Mesa shall keep production
          ---------------------------------
and operations records including, but not by way of limitation, blow tickets, unofficial tests, tank gauges and well inspection reports, which shall be subject to inspection by CIG at Mea's offices during normal business hours upon reasonable request and at mutually convenient times.


                                 ARTICLE V
               Gas Gathering, Payments, Metering and Tests

     5.1  Delivery of Production:  Subject to the other provisions hereof,
          ----------------------
Mesa shall deliver to CIG, and CIG will receive all gas produced from wells on the Contract Area.

     5.1.1 CIG shall not deny Mesa the right to deliver "B" Contract gas from wells on the Contract Area into the CIG gathering system; provided, however, that CIG shall not be required to install facilities to take gas from wells which cannot be economically produced into CIG's existing facilities.

     5.1.2 For delivery of gas hereunder Mesa shall use existing points of delivery on CIG's gathering system and any additional points as may be agreed to from time to time.

     5.1.3 Mesa shall not, without CIG's prior consent, attempt to deliver gas through any such delivery points in quantities which interfere with other uses of the gathering system or which exceed CIG's ability to transport gas in the system from the field. In the event CIG is not a participant in a well or CIG's rights to its portion of "B" Contract gas terminates, CIG agrees that it shall not deny Mesa the right to deliver all of its "B" Contract gas to and utilize CIG's gathering system or facility.

     5.1.4 Gas shall be delivered hereunder at each such point of delivery at pressure sufficient to enter the CIG gathering system against the pressure existing therein from time to time; provided, however, that CIG shall not be required in any event to reduce its line pressure below thirty-five (35) pounds per square inch gauge. Mesa shall not, under any circumstances, have any obligation to install compression facilities at any particular well or wells; provided, however, that Mesa shall have the right to install any compression or other facility which a reasonably prudent operator would install under the same or similar circumstances.

     5.1.5 For the purpose of measurement, the average absolute atmospheric (barometric) pressure shall be assumed to be 13.2 pounds per square inch, irrespective of the actual elevation or location of the delivery points above sea level or of variation in such barometric pressure from time to time.

     5.1.6 Gas delivered hereunder shall be gas as delivered in its natural state from the wells, or compressors, including hydrocarbon and nonhydrocarbon substances in a vaporous state. Gas shall be commercial in quality and be reasonably free from any foreign materials such as dirt, dust, iron particles and other similar matter. It shall be reasonably free from objectionable liquids; and it shall contain no more than seven (7) pounds of water in the vapor phase per million cubic feet. It will be delivered at a temperature sufficient to prevent freezing in the gathering system, but in no event shall the gas exceed a temperature of 120 degrees Fahrenheit at the point of delivery. However, and notwithstanding anything in this Operating Agreement to the contrary, Mesa shall have no obligation to install dehydration or other facilities or perform any other operation to dehydrate or treat gas delivered to CIG's gathering facility.

     5.2  Nominations:  Gas nominations required by the Texas Railroad
          -----------
Commission under 16 TAC Section 30 shall be handled as follows:

     5.2.1 CIG shall continue to make the pipeline nominations as the initial nominator.

     5.2.2 CIG shall provide Mesa with its nomination for production in the month preceding the month in which such production is to occur, and Mesa shall make the producer nomination.

     5.3  Scheduling:  The dispatching of gas to be delivered hereunder to
          ----------
CIG shall be handled as follows:

     5.3.1 In addition to the written nominations described in section 5.1 above, CIG shall give Mesa more frequent periodic nominations by telephone; and subject to compliance with any valid orders of the Texas Railroad Commission to restrict or curtail production from such wells, Mesa in the good-faith exercise of its obligations as a prudent operator, will give reasonable consideration to such nominations and CIG's well scheduling requests.

     5.3.2 By the 15th of each month preceding the month in which scheduled deliveries are to occur, Mesa shall prepare and deliver to CIG a "well schedule" showing Mesa's proposed allocation of production among the wells subject to this Operating Agreement.

     5.3.3 CIG shall operate its gathering system during the succeeding month using such well schedule as a guide subject, however, to regulatory or operational constraints and requirements and daily fluctuations in demand; and CIG agrees to cooperate with Mesa in the operation of the gathering system in order to avoid, to the extent reasonably possible, any unnecessary shutting-in or curtailment of wells delivering gas from the Contract Area.

     5.3.4 Either party may at any time request a change in the monthly well schedule. Notwithstanding Article XV hereinbelow, Mesa and CIG will cooperate in carrying out the necessary scheduling including, if needed, the holding of ad hoc meetings. Any such meeting may be called by either party hereto by the furnishing of a meeting agenda to the other party at least ten (10) days prior to the date scheduled for such meeting. The site of such meetings shall alternate between the offices of the parties unless otherwise required by the subject matter of the meeting, e.g., a meeting involving an inspection of the wells would not normally be held in Colorado.

     5.4  Rents and Royalties:  As the owner of the production facilities
          --------------------
from which gas from wells on the Contract Area is delivered, CIG shall perform the following operations:

     5.4.1 CIG shall pay or deliver, or cause to be paid or delivered, all leasehold royalties, overriding royalties and other payments out of production which are due on gas produced from wells on the Contract Area and delivered into its gathering system.

     5.4.2 All rentals, shut-in well payments and minimum royalties which may be required under the terms of any Gas Lease subject to this Operating Agreement shall be paid by CIG.

     5.5  Taxes: CIG shall render and pay the following taxes:
          -----

     5.5.1 CIG shall render for ad valorem taxation all property subject to this Operating Agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. In the event that CIG considers any tax assessment to be improper, CIG may, at its sole discretion, protest within the time and in the manner prescribed by law, and prosecute its protest to a final determination, or abandon the protest prior to final determination. During the pendency of any such administrative or judicial proceeding, CIG may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, CIG shall pay the tax and any interest and penalty accrued.

     5.5.2 CIG shall pay, or cause to be paid, all production, severance and other taxes imposed upon or with respect to gas produced from the wells on the Contract Area and delivered into its gathering system.

     5.6  Gas metering: CIG shall meter the gas produced from the wells on
          ------------
the Contract Area and delivered into its gathering system; provided, however, that Mesa shall have the right to set check meters upstream of CIG's metering facilities.

     5.7  Well Qualifications under the NGPA: CIG shall continue to file
          -----------------------------------
the applications required by the Natural Gas Policy Act ("NGPA") for determination of the well classification of all wells on the Contract Area subject to this Operating Agreement. CIG shall also be responsible for administering the Section 108 (Stripper) well classifications for any wells which qualify until January 1, 1990. Thereafter, until the occurrence of the Set Point Date (as defined in Article XIII), Mesa shall have the right to jointly participate with CIG in the preparation, analysis and subsequent filing of well qualifications filed under the NGPA. The parties agree to cooperate fully in the reaching of mutual agreement as to the proper well qualification selected; provided, however, if a dispute occurs, the parties agree to utilize an independent consultant to make such determination with such determination to be fully binding upon both CIG and Mesa. Upon the occurrence of the Set Point Date, CIG agrees that the responsibilities and functions contained within this paragraph 5.7 shall also be transferred within sixty (60) days to Mesa pursuant to the same standards of performance applicable to the other transferred responsibilities set forth in paragraph 13.2.2 hereinbelow.

     5.8  Well Testing: CIG shall annually test, or cause to be tested, all
          -------------
gas wells on the Contract Area as required by the Texas Railroad
Commission, and shall file any forms required by such activities, in accordance with the following procedures:

     5.8.1 CIG shall provide Mesa a written testing schedule at least twenty (20) days prior to the commencement of such tests, and Mesa shall have the right to have a representative present during all phases of the well test, to meter any gas and to take any samples which it may desire. CIG shall conduct all tests in accordance with customary and usual standards for testing operations normally expected of a reasonable prudent operator of wells in the Texas West Panhandle and Texas West Panhandle (Red
Cave) fields.

    5.8.2 The wells shall be tested in groups behind a field compressor with the cooperation of CIG's gathering system so as to maximize the producing ability of the individual wells during the test.

     5.8.3 Each well shall be flowed at its maximum allowable rate on the test to avoid any reduction in allowable which could result from the use of a reduced rate during the test.

     5.8.4 CIG and Mesa shall jointly interpret all such test data and CIG shall prepare the appropriate Railroad Commission form(s) for Mesa's execution and filing with the Commission. In the event, for whatever reason, Mesa and CIG are unable to agree on an interpretation of the test data pertaining to any well or wells, then Mesa shall engage the services of THURMOND-MCGLOTHLIN, Inc., 921 West Harvester, Pampa, Texas (or, in the event such firm is unavailable, another mutually agreeable and competent reservoir engineering company) for the purpose of making an independent interpretation of such test data. Mesa shall then prepare and file the appropriate form(s) with the Railroad Commission using the consultant's interpretation of the test data. The fees for any such services shall be an Allowable Cost charged and shared as provided in the accounting procedure attached hereto as Exhibit "C".

     5.8.5 Notwithstanding the provision of paragraph 5.8.4 above, in the event disagreement as to the interpretation of test data does occur, and such disagreement rests upon the good faith belief by either party that the test data is unreliable or inaccurate, then in such event either party may request a retest of the well by CIG, and such retest will be conducted within thirty (30) days of such request in accordance with all other procedures set forth above.

     5.8.6 Mesa shall also keep CIG apprised of any and all material communications with the Railroad Commission, and especially of any requests for retesting of any well which may be received from the Commission.

     5.8.7 CIG will also furnish Mesa with copies of all information and reports related to its tests of the wells on the Contract Area.

     5.9  Compensation:   CIG shall be entitled to bill and to collect an
          -------------
Administrative Fee as specified in the accounting procedure attached hereto as Exhibit "C".

     5.10  Personnel: The number of employees used by CIG for performance
           ----------
of its duties hereunder, their selection, and the hours of labor and the compensation for their services shall be determined by CIG, and all such employees shall be the employees of CIG.

     5.11  Books and Records: CIG will keep records and books of account,
           ------------------
which shall be subject to audit as provided in paragraph 1.5 of the accounting procedure attached hereto as Exhibit "C" showing the expenditures and payments authorized to be made by CIG pursuant to the provisions of this Operating Agreement, if any, and the number of employees used by CIG in the performance of its duties hereunder, their selection, and the hours of labor and the compensation for their services.

                                 ARTICLE VI
                            Drilling and Reworks

     6.1  Reworks and Redrills: Prior to that point in time when CIG does
          ---------------------
not take delivery of at least two (2) BCF of gas for the immediately preceding, twelve (12) month period pursuant to the terms and conditions of the "B" Contract, as amended, either party hereto may at any time and from time to time, propose to Rework or otherwise repair, to deepen or Side Track into a zone or formation the depth of which is above mean sea level, to Acidize, to "Frac" or otherwise stimulate, or to plug back any dry hole or existing well on the Contract Area, or to drill a Replacement Well by giving the other party written notice of the proposed operation specifying the work to be performed, the location, proposed depth of completion and the objective formation. In the event a proposal is made as described herein, it is stipulated that neither party shall have any right not to participate in such proposal. Subsequent to that point in time when CIG does not take delivery of at least two (2) BCF of gas for the immediately preceding twelve (12) month period pursuant to the terms and conditions of the "B" Contract, as amended, and for all periods subsequent thereto, CIG shall no longer have the right to submit any further proposals and/or AFE's to Mesa. Notwithstanding the above provisions, CIG and Mesa stipulate and agree that nothing herein contained shall in any way modify, change or otherwise diminish CIG's right to take delivery of gas pursuant to the "B" Contract, as amended.

     6.1.1 If Mesa makes any such proposal, it shall accompany the proposal with an AFE specifying the work to be performed and the estimated cost of the operation. If the proposal is made by CIG, Mesa shall have thirty (30) days in which to prepare and submit such an AFE to CIG. Provided, however, that in either event, if drilling or reworking equipment is on location, CIG may waive preparation of an AFE and request that the operation commence immediately. CIG reserves the right to contest the reasonableness and amount of costs incurred in any such project, notwithstanding the receipt and acceptance of an AFE and completion of the project.

     6.1.2 Mesa shall, within ninety (90) days after work is proposed, actually commence the proposed operation and complete it with due diligence at the cost and expense of CIG, as a Capital Expenditure as set forth in the accounting procedure attached as Exhibit "C". If Mesa has not commenced the actual operation within the time provided and further fails to do so within thirty (30) days of receipt of written demand from CIG following such period for performance of the operation, CIG may elect to have the operation performed by an independent contractor.

     6.2  Exploratory Drilling: Beginning on January 1, 1990, Mesa shall
          ---------------------
have the exclusive right at any time and from time to time, to conduct the drilling of Exploratory Wells, or to conduct the deepening (or Side Tracking) of existing wells not then producing in paying quantities, into geologic formations the depths of which are below mean sea level. Mesa shall nevertheless give CIG written notice at least two weeks in advance of the commencement of any such operation specifying the nature of the operation, the location, proposed depth and objective formation.

     6.2.1 The cost and expense of any such operation which is drilled and completed, or abandoned, into a formation the depth of which is below mean sea level will not be treated as a Capital Expenditure (as otherwise provided in paragraph 6.1.2 for Reworks and Redrills). The costs, liabilities and expenses of any such operation shall be borne entirely by Mesa, and Mesa shall receive all gas produced from any such completion subject to the terms and provisions of the "B" Contract.

     6.2.2 Any such operation which is plugged back and completed in a formation the depth of which is above mean sea level shall be regarded as a Rework or Redrill, and the cost and expense of the completion operation following the plugging back of the well shall be treated as a Capital Expenditure as provided in subparagraph 6.1.2 above. All other costs, liabilities and expenses involved in the drilling of the test, in the abandonment of the bottom of the well bore, and of plugging back shall be borne entirely by Mesa. Provided, however, that all mutually agreeable costs and expenses incurred from the surface down to that depth at which completion of the plugback was accomplished shall be deemed a Capital Expenditure to be accounted for pursuant to the provisions of the attached Exhibit "C".

     6.3  Access to Wells and Information: CIG shall have access to the
          --------------------------------
drillsite of any well where an operation is in progress at all reasonable times, at its sole cost, risk, and expense to inspect or observe operations, and shall have access during working hours to information pertaining thereto.

     6.4  Abandonment of Wells:  No well shall be plugged and abandoned by
          ---------------------
Mesa without mutual consent. The cost and expense of such operation shall be considered an Allowable Cost for purposes of the accounting procedure attached hereto as Exhibit "C" and included in computation of the Operations and Maintenance Fee.

                                ARTICLE VII
                Expenditures and Liabilities of the Parties

     7.1  Liability of the Parties: Liability of Mesa and CIG shall be
          -------------------------
several, not joint or collective. Each party shall be responsible only for its obligations and shall be liable only for its proportionate share of the Operations and Maintenance Fee and of the Administrative Fee, as set forth in the accounting procedure attached hereto as Exhibit "C." It is not the intention of the parties to create, nor shall this Operating Agreement be construed as creating, a joint venture, mining or other partnership or association, or to render the parties liable as partners.

     7.2  Payments and Accounting:  Except as herein otherwise specifically
          -----------------------
provided, Mesa shall promptly pay and discharge expenses incurred in its operations on the wells on the Contract Area, and shall charge CIG with its share of Allowable Costs as provided in the accounting procedure attached hereto as Exhibit "C".

     7.3  Limitation on Expenditures: Except as otherwise provided in
          ---------------------------
paragraph 6.1 hereof, without prior written consent of CIG, Mesa shall undertake no single project reasonably estimated to require an expenditure in excess of $25,000; provided, however, that in case of explosion, fire, flood, or other sudden emergency, whether of the same or different nature, Mesa may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property. In the event of any such emergency, Mesa shall as promptly as possible report the emergency to CIG. In any event, if Mesa prepares an AFE for its own use for any single project estimated to require an expenditure in excess of $10,000, it shall furnish an informational copy of such AFE to CIG.

     7.4  Insurance: At all times while operations are conducted hereunder,
          ----------
Mesa shall comply with the Workers' Compensation and Occupational Disease Insurance including Employer's Liability Insurance covering its employees engaged in operations hereunder in compliance with all applicable State laws. Such policies shall contain underwriters waiver of subrogation in favor of CIG. Mesa and CIG shall carry for their sole interest, but not for the benefit nor cost of one another, insurance coverage as outlined in Exhibit "D". Mesa shall require all contractors engaged in work on the wells to comply with the applicable State laws and to maintain such other insurances as Mesa may require.

                                ARTICLE VIII
                    Maintenance and Surrender of Leases

     8.1  Right of First Refusal: Prior to its surrender to the Lessor, or
          -----------------------
the Lessor's successors and assigns, of any interest in any lease, or in any portion of a lease, subject to this Operating Agreement, and subject to any other preferential rights in favor of third parties originating prior to the effective date of this Operating Agreement, CIG shall first tender the interest to be surrendered to Mesa; and if Mesa does not consent to the surrender, CIG shall assign to Mesa, without warranty of title, express or implied, subject to CIG's obtaining of any necessary regulatory approval, all of CIG's interest in such lease, or portion thereof, and in any well, material and equipment which may be located thereon together with all of CIG's further rights to production therefrom. CIG shall not create any rights as to the subject matter of this paragraph in favor of third parties subsequent to May 29, 1987 (the date of the Settlement Agreement).

     8.2  Effect of Assignment: Following such an assignment as described
          ---------------------
in paragraph 8.1, CIG shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the acreage assigned and with respect to the operation of any well thereon; CIG shall have no further interest in the lease assigned or in its equipment or production; and the acreage assigned or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this Operating Agreement. Any assignment or surrender made under this provision shall not reduce or change CIG's interest, as it was immediately before the assignment, in the balance of the leases subject to this Operating Agreement, or in the remaining wells subject to this Agreement on the Contract Area.

     8.3  Payment for Equipment: In connection with any such assignment as
          ----------------------
described in Paragraph 8.1, Mesa shall pay, subject to paragraph 6.4 to CIG the remaining net book value of CIG's interest in any wells and in the salvable casing, well and surface equipment on the assigned acreage.

                                 ARTICLE IX
                       Internal Revenue Code Election

     9.1 This Operating Agreement is not intended to create, nor shall it be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this Operating Agreement and operations hereunder shall not constitute a partnership, if, for Federal income tax purposes, this Operating Agreement and/or the operations hereunder are regarded as a partnership, each party hereto hereby elects to be excluded from application of all provisions of Subchapter "K" of Chapter 1, Subtitle "A" of the Internal Revenue Code of 1954 as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is hereby authorized and directed to execute on behalf of CIG such evidence of this election, as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, specifically including, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. Neither party shall give any notices or take any other action inconsistent with the election made hereby.

     9.2 If any present or future income tax laws of the State of Texas or any future income tax laws of the United States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A" of the Internal Revenue Code of 1954, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereto shall make such election as may be permitted or required by such laws.

     9.3 In making the foregoing election, each party hereby states and agrees that the income derived by such party from operations hereunder can be adequately determined without computation of partnership taxable income.

                                 ARTICLE X
                            Claims and Lawsuits

     10.1  Claims for Personal Injury or Property Damages:  Mesa may settle
           -----------------------------------------------
any third-party personal injury or property damage claim or suit arising from or related to Mesa's operations hereunder subsequent to January 1, 1990 if the expenditure does not exceed Twenty-Five Thousand Dollars ($25,000) and if the payment is in complete settlement of such claim or suit; provided, however, CIG's permission to settle shall not be required in any claim or suit for which CIG would be indemnified pursuant to paragraph 10.1.1. If the amount required for settlement exceeds the above amount, Mesa shall immediately notify CIG. The costs and expenses of handling, settling, or otherwise discharging such claim shall be allocated in accordance with the following two paragraphs:

     10.1.1  Mesa's Indemnity: Mesa agrees to protect, indemnify and hold
             -----------------
harmless CIG, its officers, agents and employees from every kind and character of damages, losses, expenses, demands, claims and causes of action which arise from any cause growing out of or incident to operations conducted by Mesa, its employees or by Mesa's contractors or subcontractors under this Operating Agreement.

     10.1.2  CIG's Indemnity: CIG agrees to protect, indemnify and
             ----------------
hold harmless Mesa, its officers, General Partner, agents and employees from every kind and character of damages, losses, expenses, demands, claims and causes of action which arise from any cause growing out of or incident to operations conducted by or the actions of CIG, its employees or by CIG's contractors or subcontractors under this Operating Agreement (including for illustration and not limitation, well testing), or growing out of or incident to CIG's operation of its gathering system.

     10.2  Claims Concerning Royalty Payments: CIG may settle any
           -----------------------------------
single third party claim or suit concerning the payment of royalty, overriding royalty or other interest in production from wells on the Contract Area arising out of CIG's payments with respect to production from such wells if the expenditure does not exceed Twenty-Five Thousand Dollars ($25,000) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds such amount, CIG shall immediately notify Mesa. Costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be allocated between the parties based on their respective takes of the volume of gas produced on which the claim for such underpayment is based. In the event that the respective takes cannot be precisely determined, they shall be presumed to be equal to the ratio of the total volumes delivered by CIG from the gathering system to each party during the period in question, to the total delivered by CIG to the parties during such period.

     10.3  Claims or Lawsuits Concerning Drainage by Third Parties: Either
           --------------------------------------------------------
Mesa or CIG may take action to defend the gas reserves in and under the Gas Leases in the Contract Area from drainage by third parties, including, but not by way of limitation, the reporting of improper activities to the Texas Railroad Commission, and the filing of lawsuits; provided, however, that neither Party hereto may be joined as a co-plaintiff in any such lawsuit without its prior consent. The cost and expense of any such activities shall be shared by Mesa and CIG on a sliding scale as follows: For any actions taken in the first year (1990), Mesa shall bear 80% of the costs and expenses and CIG 20%. For actions commenced in the second year, Mesa shall bear 82% and CIG 18%, and for each year thereafter, Mesa's percentage will continue to increase by two percent per year and CIG's percentage will decrease by the same amount.

                                 ARTICLE XI
                               Force Majeure

      11.1  Suspension of Obligation to Perform: In the event that either
            ------------------------------------
party is rendered wholly or in part by force majeure unable to carry out its obligations under this Operating Agreement other than to make payments of amounts due thereunder, it is agreed that upon such party's giving notice and full particulars of such force majeure in writing or by telegraph to the other party as soon as possible after the occurrence of the cause relied on, then the obligations of such party, insofar as they are affected by such force majeure, shall be suspended during the continuance of the disability so caused, but for no longer period. Any such cause shall, so far as possible, be remedied with all reasonable dispatch; provided, however, that this requirement of remedy with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes and the handling of any such difficulties shall be entirely within the discretion of the party concerned.

     11.2 Definition: The term "force majeure" as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrest and restraint of rulers and peoples, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, freezing of wells or lines of pipe, shutdowns for necessary maintenance, alterations or repairs, sudden partial or sudden entire failure of wells, failure to obtain materials and supplies due to governmental regulations, and causes of like or similar kind, whether herein enumerated or not, and not within the control of the party claiming suspension, and which by the exercise of due diligence such party is unable to overcome.

                                ARTICLE XII
                                  Notices

     All notices or other communications required or permitted to be given pursuant to this Agreement (other than nominations, which may be made by telephone) shall be given in writing and shall be considered as properly given or made if hand delivered, or telecopied, if mailed from within the United States postage prepaid, or if telegraphed, by a prepaid telegram, and addressed to the party to whom the notice is given as follows:

                  Colorado Interstate Gas Company
                  (telecopy) (719) 520-4317
                  (telephone) (719) 473-2300
                  2 North Nevada
                  P. 0. Box 1087
                  Colorado Springs, CO 80944

                  Mesa Operating Limited Partnership
                  (telecopy) (806) 378-1030
                  (telephone) (806) 378-1000
                  One Mesa Square
                  P. 0. Box 2009
                  Amarillo, TX 78189-2009

     Either party may change its address by giving notice to the other.

                                ARTICLE XIII
                              Term of Agreement

     13.1  Term: This Operating Agreement shall become effective January 1,
           -----
1990, and shall remain in full force and effect as to the gas wells and leases subject hereto, and as to operations thereon, for so long as any of the leases now or hereafter subject to the "B" Contract, as amended, remain in full force and effect unless cancelled by the mutual consent of the parties prior to that time. It is agreed, however, that the termination of this Agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination. In the event that Mesa resigns or is removed as Operator under the provisions of this Agreement, Mesa and CIG agree to meet and discuss, if appropriate, the amendment or termination of this Agreement.

     13.2  Set Point Date: For the purpose of this Operating Agreement, it
           ---------------
is necessary to describe and define the point in time when, due to depletion, the volume of gas produced or producible from the "B" Contract acreage is not sufficient to allow the delivery of any volume of natural gas to CIG in excess of Mesa's takes under the "B" Contract, as amended, if such lack of deliverability cannot be remedied or overcome by reasonable and prudent operations.

     13.2.1 Subject to the other provisions of this Operating Agreement, when, during a period of three hundred sixty-five (365) consecutive days there is not sufficient deliverability from the wells subject to this Operating Agreement from which CIG is otherwise entitled to take gas to permit delivery of any volume of natural gas to CIG for CIG's downstream purchasers, the Set Point Date shall be deemed to have occurred as of the last day of such 365-day period.

     13.2.2 Within sixty (60) days after occurrence of the Set Point Date, CIG and Mesa agree that all of the functions and responsibilities contained in paragraphs 5.4, 5.4.1, 5.4.2, 5.5, 5.5.1, 5.5.2, 5.7 and 5.8 shall be transferred to Mesa. CIG and Mesa further agree to cooperate fully each with the other party to insure, to the extent reasonably possible, that the transfer of the enumerated responsibilities shall be accomplished in a timely and efficient manner. Upon Mesa's assumption of such responsibilities and the functions associated therewith, Mesa shall perform all such responsibilities in a reasonable and prudent manner, and shall further communicate with CIG as to each referenced item in the event reasonable and relevant information and/or data is required by CIG.

     13.2.3 Subsequent to the Set Point Date, CIG shall if appropriate and feasible in its sole judgment and subject to compliance with any applicable regulatory approvals or limitations, consider and discuss with Mesa the transfer to CIG's interest in the leases, wells, wellhead and downhole equipment.

                                ARTICLE XIV
                    Compliance with Laws and Regulations

      14.1  General: This Operating Agreement shall be subject to the
            --------
conservation laws of the State of Texas, to the valid rules, regulations and orders of any duly constituted regulatory body of said state, and to all other applicable Federal, state and local laws, ordinances, rules, regulations and orders. Attached hereto and made a part hereof is Exhibit "E" which provides for Equal Employment Opportunity and Certification of Nonsegregated Facilities.

     14.2  Choice of Law: This Operating Agreement and all matters which
           --------------
pertain thereto, including, but not limited to, matters of performance, nonperformance, breach, remedies, procedures, rights, duties and interpretation or construction, shall be governed and determined by the law of the State of Texas.

     14.3  Regulatory Approval: In the event the terms of this Operating
           --------------------
Agreement or the accounting procedure attached as Exhibit "C" are involved in a proceeding of any kind whatsoever before the Federal Energy Regulatory Commission, or its successor agency (FERC), CIG shall provide Mesa with notice and the opportunity to participate in such proceeding. In the event that the FERC disapproves of this Agreement, or parts hereof, or conditions its approval on terms which are not acceptable to both Mesa and CIG, unless otherwise agreed, this Operating Agreement and its exhibits shall terminate upon issuance of a final, unappealable order.

                                 ARTICLE XV
                           Engineering Committee

     An Engineering Committee shall be established to discuss various operational matters pertaining to the production, gathering and delivery of gas produced from wells on the Contract Area. The purpose of this Committee is to exchange current operating information and future operating plans with respect to such wells so that the leases, wells and gathering system may be operated in a manner that maximizes, to the extent possible, the goals of both parties hereto; provided, however, that the Committee shall have no authority to authorize operation, maintenance or construction. Operator and CIG shall each be allowed three representatives on the Committee and such representatives may be changed from time to time at the will of the parties. The Committee shall meet at least twice annually during the first and third quarters of each year. A Chairman shall be selected for the coming year during the first quarterly meeting. The chairmanship shall rotate between Operator and CIG each year. More frequent meetings can be called by the Chairman and information can be exchanged between the Committee members at will. The existence of the Committee shall in no way restrict contact between other employees of Operator and CIG, but is intended to ensure the exchange of information and plans necessary for efficient management of the remaining gas reserves and for operation of the wells and gathering system.

                                ARTICLE XVI
                               Miscellaneous

     16.1  Headings:  The headings of the several articles and sections in
           ---------
this Operating Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

     16.2  Counterparts:  This Operating Agreement may be executed in
           -------------
 duplicate, and each such copy shall be considered as an original.

     16.3  Delegation of Duties by Mesa: Mesa may not delegate its
           -----------------------------
duties as Operator hereunder without the prior written consent of CIG, except in case of merger, consolidation, or assignment to a wholly owned subsidiary or parent company, and then only upon condition that the successor operator shall accept and agree to perform the continuing covenants of this Operating Agreement; provided, however, that Mesa shall remain responsible for compliance with and performance of the terms of this Operating Agreement. Any attempted assignment or delegation in violation of this clause shall be in all respects null and void.

     IN WITNESS WHEREOF this Agreement is executed to be effective as of January 1, 1990.

Attest:                       MESA OPERATING LIMITED PARTNERSHIP
                              By:  Pickens Operating Co., the
                                   General Partner

By: (s) Richard W. Petrie     By:  (s) Paul W. Cain
       -----------------            ---------------------------
       Assistant Secretary          Paul W. Cain, President and
                                    Chief Operating Officer


Attest:                       COLORADO INTERSTATE GAS COMPANY

By:  (s) Donna M. Foos        By:  (s) Kenneth M. O'Connell
      ----------------             --------------------------
      Assistant Secretary          Kenneth M. O'Connell
                                   Senior Vice President

                                EXHIBIT "A"


Attached to and made a part of that certain Operating Agreement by and between MESA OPERATING LIMITED PARTNERSHIP ("MESA"), as Operator, and COLORADO INTERSTATE GAS COMPANY ("CIG"), as Nonoperator, and dated January 8, 1988.

                          NAME OF WELL, COUNTY, LOCATION, AND WORKING INTEREST
                                       WEST PANHANDLE FIELD, TEXAS


               CIG           Location                                                   Location
              Meter   ------------------------   Working                  Meter  -----------------------    Working
Well Name     Number  County      Sur-Blk-Sec    Interest  Well Name      Number  County     Sur-Blk-Sec    Interest
---------     ------  ------      -----------    --------  ---------     ------- -------    -------------   --------

Allison 1R     02210  Potter      WTPalmer 1     1.0       Bivins A-37    10760  Moore       ELRR PMc., 15  1.0
Allison A-2    02320  Potter      WTPalmer 1     1.0       Bivins A-38    10770  Potter      D&P 0-18, 10   1.0
                                                           Bivins A-39    10780  Potter      G&M M-20, 40   1.0
Baker A-1      03220  Moore       D&P 0-18, 39   1.0       Bivins A-40    10790  Potter      G&M M-20, 32   1.0
Bivins 2R      09070  Potter      D&P 0-18, 21   1.0       Bivins A-41    10800  Potter      G&M M-20, 16   1.0
Bivins 4R      09220  Potter      G&M M-20, 15   1.0
Bivins 6R      09270  Potter      G&M M-20, 40   1.0       Bivins A-42    10810  Potter      H&TC 46, 97    1.0
Bivins 7R      09320  Hutchinson  G&CNG Y-2, 11  1.0       Bivins A-43    10820  Potter      D&P 0-18, 12   1.0
                                                           Bivins A-44    10830  Potter      G&M M-20, 41   1.0
Bivins 8R      09370  Hutchinson  H&TC 46, 88    1.0       Bivins A-46    10840  Potter      G&M 5, 11      1.0
Bivins 9R      09420  Moore       H&TC 46, 93    0.670619  Bivins A-47    10850  Potter      H&TC 46, 101   1.0
Bivins 11R     09520  Potter      G&M M-20, 41   1.0
Bivins 12R     09570  Potter      G&M M-20, 32   1.0       Bivins A-49    10870  Potter      H&TC 46, 105   1.0
Bivins 13R     09620  Potter      G&M M-20, 33   1.0       Bivins A-50    10880  Potter      D&P 0-18, 28   1.0
                                                           Bivins A-51    10890  Potter      G&M M-20, 14   0.908250
Bivins 15R     09720  Potter      H&TC 46, 108   1.0       Bivins A-52    10900  Moore       ELRR PMc, 25   1.0
Bivins 17R     09820  Hutchinson  H&TC 46, 90    1.0       Bivins A-53    10910  Potter      H&TC 46, 107   0.937500
Bivins 18R     09870  Hutchinson  GBCNG Y-2, 13  1.0
Bivins 19R     09920  Moore       WTPalmer 4     1.0       Bivins A-54    10920  Moore       ELRR PMc, 14   1.0
Bivins 20R     09960  Potter      H&TC 46, 97    1.0       Bivins A-55    10930  Moore       G&M 2, 75      1.0
                                                           Bivins A-56    10940  Hartley     CSS 21, 5      1.0
Bivins 23R     09980  Potter      D&P 0-18, 12   1.0       Bivins A-57    10950  Potter      G&M M-20, 46   1.0
Bivins 24R     09990  Moore       ELRR PMc, 25   1.0       Bivins A-58    10960  Hartley     G&M 2, 12      1.0
Bivins 25R     10000  Potter      DP 0-18, 27    1.0
Bivins 26R     10010  Potter      G&M 2, 81      1.0       Bivins A-60    10980  Hartley     ELRR 25, 3     1.0
Bivins 28R     10029  Moore       ELRR PMc, 33   1.0       Bivins A-61    10990  Hartley     ELRR 25, 2     1.0
                                                           Bivins A-62    11000  Hartley     ELRR 25, 1     1.0
Bivins 29R     10039  Potter      G&M 2, 57      1.0       Bivins A-63    11010  Hartley     CSS 21, 10     1.0
Bivins 30R     10049  Potter      D&P 0-18, 31   1.0       Bivins A-64    11020  Hartley     CSS 21, 11     1.0
Bivins 31R     10050  Potter      D&P 0-18, 10   1.0
Bivins 32R     10060  Potter      D&P 0-18, 11   1.0       Bivins A-65    11030  Hartley     G&M 2, 16      1.0
Bivins 33R     10070  Potter      D&P 0-18, 2    1.0       Bivins A-66    11040  Moore       G&M 2, 72      1.0
                                                           Bivins A-67    11050  Moore       G&M 2, 74      1.0
Bivins 34R     10080  Potter      D&P 0-18, 15   1.0       Bivins A-68    11060  Moore       H&TC 44, 99    1.0
Bivins 35R     10090  Potter      D&P 0-18, 16   1.0       Bivins A-69    11070  Potter      D&P 0-18, 5    1.0
Bivins 37R     101110 Potter      D&P 0-18, 26   1.0
Bivins 38R     10120  Potter      D&P 0-18, 22   1.0       Bivins A-70    11080  Potter      D&P 0-18, 9    1.0
Bivins 39R     10130  Potter      D&P 0-18, 14   1.0       Bivins A-71    11090  Hartley     CSS 21, 9      1.0
                                                           Bivins A-72    11100  Hartley     CSS 21, 14     1.0
Bivins 41R     10140  Potter      D&P 0-18, 44   1.0       Bivins A-73    11110  Potter      ELRR 22, 5     1.0
Bivins 43R     10150  Potter      D&P 0-18, 13   1.0       Bivins A-74    11120  Potter      G&M 5, 18      1.0
Bivins 44R     10160  Potter      D&P 0-18, 28   1.0
Bivins 46R     10170  Potter      D&P 0-18, 9    1.0       Bivins A-76    11140  Hartley     CSS 21, 13     1.0
Bivins 47R     10180  Moore       ELRR PMc, 23   1.0       Bivins A-77    11150  Moore       G&M 2, 71      1.0
                                                           Bivins A-78    11160  Hartley     G&M 2, 20      1.0
Bivins A48R    10300  Potter      D&P 0-18, 23   1.0       Bivins A-79    11170  Potter      G&M M-20, 5    1.0
Bivins 49R     10310  Potter      D&P 0-18, 5    1.0       Bivins A-80    11180  Potter      G&M M-20, 6    1.0
Bivins 52R     10320  Potter      D&P 0-18, 36   1.0
Bivins 53R     10330  Potter      G&M 2, 58      1.0       Bivins A-81    11190  Potter      G&M M-20, 13   1.0
Bivins 63R     10340  Potter      D&P 0-18, 33   1.0       Bivins A-82    11200  Moore       ELRR 1, 1      1.0
                                                           Bivins A-83    11210  Potter      D&P 0-18, 45   1.0
Bivins 64R     10341  Potter      G&M M-20, 31   1.0       Bivins A-84    11220  Potter      G&M M-20, 7    1.0
Bivins 72R     10344  Potter      G&M 2, 55      1.0       Bivins A-85    11230  Potter      G&M M-20, 12   1.0
Bivins 75R     10347  Moore       H&TC 46, 95    0.750585
Bivins 76R     10348  Potter      H&TC 46, 101   1.0       Bivins A-86    11240  Potter      G&M M-20, 18   1.0
                                                           Bivins A-87    11250  Potter      G&M M-20, 19   1.0
Bivins 77R     10349  Potter      H&TC 46, 103   1.0       Bivins A-88    11260  Potter      D&P 0-18, 21   1.0
Bivins 80R     10352  Potter      D&P 0-18, 34   1.0       Bivins A-89    11270  Potter      G&M 2, 21      1.0
Bivins 82R     10354  Potter      D&P 0-18, 7    1.0       Bivins A-90    11280  Hartley     CSS 21, 21     1.0
Bivins 85R     10356  Moore       H&TC 47, 54    1.0
Bivins 86R     10357  Potter      ELRR B-11, 29  1.0       Bivins A-91    11290  Potter      G&M 2, 58      1.0
                                                           Bivins A-92    11300  Potter      ELRR B-11, 34  1.0
Bivins A2R     10470  Potter      D&P 0-18, 13   1.0       Bivins A-95    11320  Potter      D&P 0-18, 37   1.0
Bivins A-3     10480  Potter      G&M M-20, 30   1.0       Bivins A-96    11330  Potter      D&P 0-18, 16   1.0
Bivins A-5     10500  Potter      D&P 0-18, 25   1.0       Bivins A-97    11340  Hartley     G&M 2, 19      1.0
Bivins A-7     10520  Hartley     ELRR 25, 7     1.0
Bivins A-8     10530  Hartley     ELRR 25, 4     1.0       Bivins A-98    11350  Potter      G&M 2, 59      1.0
                                                           Bivins A-99    11360  Potter      D&P 0-18, 44   1.0
Bivins A-9     10540  Hartley     CSS 21, 6      1.0       Bivins A-100   11370  Potter      D&P 0-18, 36   1.0
Bivins A-13    10560  Potter      D&P 0-18, 7    1.0       Bivins A-101   11380  Potter      D&P 0-18, 34   1.0
Bivins A-16    10590  Potter      G&M M-20, 33   1.0       Bivins A-102   11390  Potter      D&P 0-18, 31   1.0
Bivins A-18    10610  Potter      G&M M-20, 17   1.0
Bivins A-19    10620  Potter      G&M M-20, 29   1.0       Bivins A-103   11400  Potter      G&M 2, 81      1.0
                                                           Bivins A-104   11410  Potter      G&M 2, 57      1.0
Bivins A-20    10630  Potter      G&M M-20, 35   1.0       Bivins A-105   11420  Potter      D&P 0-18, 38   1.0
Bivins A-21    10640  Moore       ELRR PMc, 33   1.0       Bivins A-106   11430  Potter      ELRR B-11, 30  1.0
Bivins A-23    10660  Potter      ELRR 22, 8     1.0       Bivins A-108   11440  Potter      D&P 0-18, 17   1.0
Bivins A-24    10670  Moore       ELRR PMc, 23   1.0

                                                    EXHIBIT "A"
                                                    (Continued)


                          NAME OF WELL, COUNTY, LOCATION, AND WORKING INTEREST
                                       WEST PANHANDLE FIELD, TEXAS


               CIG           Location                                                   Location
              Meter   ------------------------   Working                  Meter  -----------------------    Working
Well Name     Number  County      Sur-Blk-Sec    Interest  Well Name      Number  County     Sur-Blk-Sec    Interest
---------     ------  ------      -----------    --------  ---------     ------- -------    -------------   --------

Bivins A-25    10680  Potter      D&P 0-18, 2    1.0       Bivins A-109   11450  Potter      G&M 2, 70      1.0
                                                           Bivins A-110   11460  Potter      D&P 0-18, 8    1.0
Bivins A-29    10690  Moore       H&TC 47, 55    1.0       Bivins A-111   11470  Oldham      G&M 2, 22      1.0
Bivins A-33    10720  Potter      D&P 0-18, 35   1.0       Bivins A-112   11480  Potter      ELRR 22, 6     1.0
Bivins A-34    10730  Hartley     ELRR 25, 5     1.0       Bivins A-113   11490  Potter      ELRR 22, 7     1.0
Bivins A-35    10740  Potter      D&P 0-18, 40   1.0
Bivins A-36    10750  Potter      D&P 0-18, 43   1.0
Bivins A-114   11500  Potter      ELRR 22, 3     1.0       Bost 3R        14440  Hutchinson  TTRR Y-2, 9    1.0
Bivins A-115   11510  Potter      AB&M 22, 10    1.0       Bost A-2       15075  Hutchinson  TTRR Y-2, 6    1.0
Bivins A-116   11520  Potter      AB&M 22, 9     1.0       Bost B-1       15160  Hutchinson  TTRR Y-2, 9    1.0
Bivins A-117   11530  Potter      BS&F 22, 11    1.0       Bost C-3       15340  Hutchinson  TTRR Y-2, 10   1.0
Bivins A-118   11540  Potter      BS&F 22, 12    1.0       Bost C-4       15350  Carson      TTRR Y-2, 10   1.0

Bivins A-119   11550  Potter      G&M M-20, 20   1.0       Bost D-2       15440  Hutchinson  BS&F 1         1.0
Bivins A-120   11560  Potter      G&M M-20, 11   1.0       Bradley A-1    20120  Potter      ELRR B-11, 8   1.0
Bivins A-122   11570  Potter      ELRR 22, 2     1.0
Bivins A-124   11580  Potter      G&M 5, 23      1.0       Cooper A-1     27040  Moore       ELRR PMc, 16   1.0
Bivins A-125   11590  Hartley     CSS 21, 20     1.0       Coughlin 1R    27300  Potter      D&P 0-18, 77   1.0
                                                           Coughlin 2R    27310  Potter      D&P 0-18, 1    1.0
Bivins A-128   11600  Potter      D&P 0-18, 6    1.0       Coughlin A-1   27340  Potter      D&P 0-18, 1    1.0
Bivins A-129   11610  Potter      D&P 0-18, 32   1.0       Coughlin A-2   27390  Potter      D&P 0-18, 77   1.0
Bivins A-130   11620  Potter      D&P 0-18, 33   1.0
Bivins A-131   11630  Hartley     CSS 21, 8      1.0       Crawford 1R    27640  Moore       ELRR PMc, 24   1.0
Bivins A-132   11640  Potter      G&M M-20, 36   1.0       Crawford 2R    27650  Potter      ELRR PMc, 34   1.0
                                                           Crawford 3R    27660  Potter      D&P 0-18, 68   1.0
Bivins A-133   11650  Potter      G&M M-20, 4    1.0       Crawford 4R    27670  Potter      D&P 0-18, 78   1.0
Bivins A-134   11660  Potter      G&M M-20, 3    1.0       Crawford 5R    27680  Potter      D&P 0-18, 4    1.0
Bivins A-135   11670  Potter      H&TC 46, 108   1.0
Bivins A-136   11680  Potter      G&M 5, 20-1/2  0.781250  Crawford 6R    27690  Potter      D&P 0-18, 80   1.0
Bivins A-137   11690  Moore       G&M 3, 48      1.0       Crawford 7R    27700  Moore       ELRR PMc, 26   1.0
                                                           Crawford A-2   27890  Moore       ELRR PMc, 34   1.0

Bivins A-139   11710  Potter      D&P 0-18, 14   1.0       Crawford A-3   27891  Moore       ELRR PMc, 26   1.0
Bivins A-143   11720  Potter      G&M 2, 55      1.0       Crawford B-1   27940  Potter      D&P 0-18, 78   1.0
Bivins A-144   11730  Hartley     G&M 2, 14      1.0
Bivins A-145   11740  Hartley     CSS 21, 2      1.0       Crawford B-2   28090  Potter      D&P 0-18, 80   1.0
Bivins A-146   11750  Hartley     CSS 21, 16     1.0       Crawford C-2   28190  Moore       ELRR PMc, 32   1.0
                                                           Crawford C-3   28195  Moore       ELRR PMc, 24   1.0
Bivins A-148   11770  Hartley     CSS 21, 7      1.0       Crawford D-2   28290  Potter      D&P 0-18, 4    1.0
Bivins A-149   11780  Potter      D&P 0-18, 20   1.0       Crawford D-3   28340  Moore       ELRR PMc, 32   1.0
Bivins A-150R  11790  Potter      D&P 0-18, 18   1.0
Bivins A-151   11800  Potter      D&P 0-18, 11   1.0       Crawford D-4   28341  Potter      D&P 0-18, 68   1.0
Bivins A-152   11810  Moore       D&P 0-18, 41   1.0

                                                           Dunaway 1R     30900  Hutchinson  TTRR Y-2, 5    1.0
Bivins A-153   11820  Potter      ELRR B-11, 33  1.0       Dunaway A-3    31000  Hutchinson  TTRR Y-2, 5    1.0
Bivins A-154   11830  Moore       D&P 0-18, 46   1.0       Dunaway A-4    31055  Hutchinson  TTRR Y-2, 5    1.0
Bivins A-155   11840  Potter      D&P 0-18, 19   1.0       Dunaway A3R    31050  Hutchinson  TTRR Y-2, 5    1.0
Bivins A-157   11860  Potter      G&M M-20, 31   1.0       Dunaway B-1    31100  Hutchinson  TTRR Y-2, 5    1.0
Bivins A-158   11870  Potter      WTPalmer 5     1.0
                                                           Fee 2R         33830  Moore       G&M 3, 51      1.0
Bivins A-159   11880  Potter      D&P 0-18, 13   1.0       Fee 3R         33840  Moore       H&TC 47, 53    1.0
Bivins A-160   11890  Hutchinson  H&TC 46, 90    1.0       Fee A-1        33870  Moore       G&M 3, 76      1.0
Bivins A-160R  11900  Hutchinson  H&TC 46, 90    1.0       Fee A-2        33920  Moore       H&TC 47, 53    1.0
Bivins A-161   11910  Hutchinson  GBCNG Y-2, 13  1.0       Fee A-3        33970  Moore       G&M 3, 50      1.0
Bivins A-162   11920  Potter      D&P 0-18, 24   1.0
                                                           Fee A-4        34020  Moore       G&M 3, 51      1.0
Bivins A-163   11930  Potter      H&TC 46, 103   1.0       Fee A-5        34070  Moore       D&P B-12, 10   1.0
Bivins A-164   11940  Hutchinson  H&TC 46, 88    1.0       Fee A-6        34120  Moore       G&M 3, 79      1.0
Bivins A-165   11950  Potter      H&TC 46, 99    1.0
Bivins A-166   11960  Potter      H&TC 46, 106   0.910156  Gage 1R        37100  Potter      ELRR B-11, 7   1.0
Bivins A-167   11970  Potter      G&M M-20, 15   1.0
                                                           Johnson 1R     50160  Hutchinson  TTRR Y-2, 3    1.0
Bivins A-168   12100  Moore       WTPalmer 4     1.0       Johnson 2R     50170  Hutchinson  TTRR Y-2, 3    1.0
Bivins A-169R  12110  Potter      D&P 0-18, 23   1.0       Johnson A-2    50410  Hutchinson  TTRR Y-2, 3    1.0
Bivins A-170   12120  Potter      D&P 0-18, 22   1.0       Johnson A-3    50420  Hutchinson  TTRR Y-2, 4    1.0
Bivins A-171   12130  Potter      D&P 0-18, 23   1.0
Bivins A-172   12140  Moore       WRBouldin N-1, 1.0       Killgore 1-R   52830  Moore       ELRR PMc, 18   1.0
                                                           Killgore 3-R   52832  Moore       ELRR PMc, 21   1.0
Bivins A-173   12150  Moore       G&M 2, 73      1.0       Killgore A-2   52920  Moore       ELRR PMc, 20   1.0
Bivins A-174   12160  Hartley     ELRR 25, 6     1.0       Killgore A-5   53070  Moore       H&TC 44, 12    1.0
Bivins A-175   12161  Hartley     ELRR 25, 8     1.0       Killgore A-6   53120  Moore       H&TC 44, 13    1.0
Bivins A-176   12162  Potter      ELRR 22, 4     1.0
Bivins A-177   11979  Hartley     G&M 2, 18      1.0       Killgore A-7   53170  Moore       G&M 2, 77      1.0
                                                           Killgore A-10  53270  Moore       H&TC 44, 11    1.0
Bivins A-178   12164  Moore       G&M 2, 76      1.0       Killgore A-11  53320  Moore       ELRR PMc, 17   1.0
Bivins A-179   12165  Potter      D&P 0-18, 15   1.0       Killgore A-12  53370  Moore       ELRR PMc, 19   1.0
Bivins A-180   12166  Hartley     G&M 2, 13      1.0       Killgore A-13  53420  Moore       ELRR PMc, 11   1.0
Bivins A-182   11973  Hartley     CSS 21, 15     1.0
Bivins A-183   11974  Potter      D&P 0-18, 26   1.0       Killgore A-13  53320  Moore       ELRR PMc, 13   1.0
                                                           Killgore A-16  53570  Moore       H&TC 44, 31    1.0
Bivins B-1     11980  Hutchinson  B&B Y-2, 11    1.0       Killgore A-17  53580  Moore       ELRR PMc, 21   1.0
Bivins B-3     11990  Carson      GBCNG Y-2, 15  1.0       Killgore A-18  53581  Moore       ELRR PMc, 18   1.0
Bivins B-6     12000  Hutchinson  H&TC 46, 90    1.0       Killgore A-19  53582  Moore       ELRR PMc, 12   1.0
Bivins E-1     12010  Potter      D&P 0-18, 27   1.0
Bivins G-1     12020  Moore       H&TC 46, 93    0.670619  Killgore A-20  53583  Moore       ELRR PMc, 7    1.0
                                                           Killgore A-21  53584  Moore       ELRR Pmc, 6    1.0
Bivins H-1     12030  Moore       H&TC 46, 95    0.750585  Killgore B-1   53620  Moore       ELRR Pmc, 22   1.0

                                                    EXHIBIT "A"
                                                    (Continued)


                          NAME OF WELL, COUNTY, LOCATION, AND WORKING INTEREST
                                       WEST PANHANDLE FIELD, TEXAS


               CIG           Location                                                   Location
              Meter   ------------------------   Working                  Meter  -----------------------    Working
Well Name     Number  County      Sur-Blk-Sec    Interest  Well Name      Number  County     Sur-Blk-Sec    Interest
---------     ------  ------      -----------    --------  ---------     ------- -------    -------------   --------

Bivins J-1     12050  Moore       H&TC 47, 54    1.0
Bivins 81R     12890  Potter      D&P 0-18, 8    1.0       Lubberstedt 1R 57430  Moore       ELRR PMc, 27   1.0
Bost 1R        13900  Hutchinson  TTRR Y-2, 10   1.0       Lubberstedt A2 57441  Moore       ELRR PMc, 27   1.0
Bost 2R        14170  Hutchinson  TTRR Y-2, 6    1.0

                                                    EXHIBIT "A"
                                                    (Continued)


                          NAME OF WELL, COUNTY, LOCATION, AND WORKING INTEREST
                                       WEST PANHANDLE FIELD, TEXAS


               CIG           Location                                                   Location
              Meter   ------------------------   Working                  Meter  -----------------------    Working
Well Name     Number  County      Sur-Blk-Sec    Interest  Well Name      Number  County     Sur-Blk-Sec    Interest
---------     ------  ------      -----------    --------  ---------     ------- -------    -------------   --------

Masterson 1R   58710  Moore       D&P 0-18, 76   1.0       Masterson 85R  59573  Potter      H&TC 47, 64    1.0
Masterson 2R   58760  Moore       D&P 0-18, 85   1.0       Masterson 86R  59574  Potter      ELRR B-10, 34  1.0
Masterson 3R   58810  Moore       D&P 0-18, 86   1.0       Masterson 91R  59579  Potter      D&P 0-18, 72   1.0
Masterson 5R   58860  Potter      H&TC 47, 65    1.0       Masterson 92R  59580  Potter      ELRR B-11, 5   1.0
Masterson 6R   58910  Moore       G&M 3, 40      1.0       Masterson 93R  59581  Potter      ELRR B-11, 9   1.0

Masterson 7R   58960  Potter      D&P 0-18, 65   1.0       Masterson 95R  59583  Potter      G&M 3, 30      1.0
Masterson 9R   59020  Potter      D&P 0-18, 64   1.0       Masterson 97R  59585  Potter      H&TC 47, 60    1.0
Masterson 10R  59030  Potter      D&P 0-18, 104  1.0       Masterson 99R  59587  Moore       G&M 3, 36      1.0
Masterson 11R  59040  Potter      D&P 0-18, 67   1.0       Masterson 100R 59588  Moore       ELRR B-10, 30  1.0
Masterson 12R  59050  Potter      ELRR B-10, 35  1.0       Masterson 101R 59589  Moore       G&M 3, 37      1.0

Masterson 13R  59070  Potter      D&P 0-18, 63   1.0       Masterson 102R 59590  Moore       ELRR B-10, 13  1.0
Masterson 15R  59090  Potter      D&P 0-18, 103  1.0       Masterson 103R 59591  Moore       ELRR 8-10, 29  1.0
Masterson 16R  59100  Potter      G&M 3, 24      1.0       Masterson 104R 59592  Potter      H&TC 47, 58    1.0
Masterson 19R  59130  Potter      G&M 3, 33      1.0       Masterson 105R 59593  Potter      H&TC 47, 61    1.0
Masterson 20R  59140  Potter      D&P 0-18, 110  1.0       Masterson 106R 59594  Potter      G&M 3, 81      1.0

Masterson 21R  59150  Potter      D&P 0-18, 107  1.0       Masterson 107R 59595  Potter      ELRR B-11, 14  1.0
Masterson 22R  59160  Potter      G&M 3, 10      1.0       Masterson A-1  59660  Moore       G&M 3, 46      1.0
Masterson 23R  59170  Potter      D&P 0-18, 71   1.0       Masterson A-2  59670  Moore       G&M 3, 49      1.0
Masterson 24R  59180  Potter      D&P 0-18, 69   1.0       Masterson A-3  59680  Moore       G&M 3, 45      1.0
Masterson 25R  59190  Potter      D&P 0-18, 106  1.0       Masterson A-4  59690  Moore       ELRR B-10, 33  1.0

Masterson 27R  59200  Potter      G&M 3, 27      1.0       Masterson A-5  59700  Moore       D&P 0-18, 76   1.0
Masterson 28R  59210  Potter      D&P 0-18, 3    1.0       Masterson A-6  59710  Moore       D&P 0-18, 73   1.0
Masterson 29R  59220  Potter      G&M 3, 22      1.0       Masterson A-7  59720  Moore       D&P B-12, 11   1.0
Masterson 30R  59230  Potter      D&P 0-18, 92   1.0       Masterson A-9  59730  Potter      ELRR B-10, 36  1.0
Masterson 31R  59240  Moore       D&P 0-18, 84   1.0       Masterson A-10 59740  Moore       D&P B-12, 13   1.0

Masterson 32R  59250  Potter      D&P 0-18, 74   1.0       Masterson A-11 59750  Moore       D&P B-12, 12   1.0
Masterson 33R  59260  Potter      D&P 0-18, 72   1.0       Masterson A-12 59760  Moore       ELRR B-10, 27  1.0
Masterson 34R  59270  Potter      D&P 0-18, 94   1.0       Masterson A-13 59770  Potter      D&P 0-18, 74   1.0
Masterson 35R  59280  Potter      D&P 0-18, 101  1.0       Masterson A-14 59780  Moore       D&P 0-18, 60   1.0
Masterson 36R  59290  Potter      ELRR B-11, 10  1.0       Masterson A-15 59790  Moore       D&P 0-18, 62   1.0

Masterson 37R  59300  Potter      ELRR B-11, 1   1.0       Masterson A-16 59800  Moore       G&M 3, 41      1.0
Masterson 38R  59310  Potter      D&P 0-18, 100  1.0       Masterson A-17 59810  Moore       R B Newcombe 1 1.0
Masterson 39R  59320  Potter      D&P 0-18, 90   1.0       Masterson A-18 59820  Moore       G&M 3, 40      1.0
Masterson 40R  59330  Moore       G&M 3, 39      1.0       Masterson A-19 59830  Potter      D&P 0-18, 3    1.0
Masterson 41R  59340  Potter      D&P 0-18, 79   1.0       Masterson A-20 59840  Moore       ELRR B-10, 32  1.0

Masterson 42R  59350  Potter      D&P 0-18, 70   1.0       Masterson A-21 59850  Moore       ELRR B-10, 17  1.0
Masterson 43R  59360  Potter      G&M 3, 20      1.0       Masterson A-22 59860  Moore       D&P 0-18, 83   1.0
Masterson 44R  59370  Potter      H&TC 47, 65    1.0       Masterson A-23 59870  Potter      G&M 2, 84      1.0
Masterson 46R  59390  Potter      D&P 0-18, 96   1.0       Masterson A-25 59880  Potter      ELRR B-11, 12  1.0
Masterson 47R  59400  Potter      D&P 0-18, 89   1.0       Masterson A-26 59890  Potter      G&M 2, 83      1.0

Masterson 48R  59410  Potter      G&M 3, 33      1.0       Masterson A-29 59920  Potter      G&M 3, 13      1.0
Masterson 49R  59420  Potter      G&M 3, 36      1.0       Masterson A-31 59930  Moore       D&P 0-18, 61   1.0
Masterson 50R  59430  Moore       D&P 0-18, 87   1.0       Masterson A-32 59940  Moore       G&M 3, 48      1.0
Masterson 51R  59440  Moore       G&M 3, 40      1.0       Masterson A-37 59941  Potter      D&P 0-18, 94   1.0
Masterson 53R  59460  Potter      D&P 0-18, 91   1.0       Masterson A-40 59944  Potter      G&M 3, 9       1.0

Masterson 54R  59470  Moore       G&M 3, 39      1.0       Masterson B-1  59950  Moore       G&M 3, 43      1.0
Masterson 55R  59480  Potter      ELRR B-11, 4   1.0       Masterson B-3  59970  Potter      G&M 3, 42      1.0
Masterson 56R  59490  Potter      G&M 3, 32      1.0       Masterson B-6  59980  Potter      G&M 3, 19      1.0
Masterson 57R  59500  Potter      D&P 0-18, 109  1.0       Masterson B-8  59990  Potter      D&P 0-18, 89   1.0
Masterson 58R  59510  Potter      G&M 3, 28      1.0       Masterson B-11 60010  Potter      H&TC 47, 56    1.0

Masterson 60R  59530  Potter      G&M 3, 21      1.0       Masterson B-13 60020  Potter      H&TC 47, 58    1.0
Masterson 62R  59550  Potter      H&TC 47, 68    1.0       Masterson B-14 60030  Potter      H&TC 47, 59    1.0
Masterson 63R  59551  Potter      D&P 0-18, 81   1.0       Masterson B-15 60040  Moore       ELRR B-10, 19  1.0
Masterson 68R  59556  Potter      G&M 3, 29      1.0       Masterson B-16 60050  Potter      D&P 0-18, 71   1.0
Masterson 69R  59557  Potter      D&P 0-18, 98   1.0       Masterson B-17 60060  Potter      D&P 0-18, 72   1.0

Masterson 70R  59558  Potter      D&P 0-18, 97   1.0       Masterson B-18 60070  Moore       G&M 3, 37      1.0
Masterson 71R  59559  Moore       G&M 3, 85      1.0       Masterson B-19 60080  Potter      G&M 3, 35      1.0
Masterson 72R  59560  Potter      D&P 0-18, 83   1.0       Masterson B-20 60090  Potter      G&M 3, 33      1.0
Masterson 73R  59561  Potter      G&M 3, 14      1.0       Masterson B-21 60100  Potter      D&P 0-18, 63   1.0
Masterson 74R  59562  Potter      G&M 3, 15      1.0       Masterson B-22 60110  Potter      D&P 0-18, 64   1.0

Masterson 75R  59563  Potter      G&M 3, 15      1.0       Masterson B-23 60120  Potter      H&TC 47, 61    1.0
Masterson 76R  59564  Potter      D&P 0-18, 99   1.0       Masterson B-24 60130  Potter      G&M 3, 30      1.0
Masterson 77R  59565  Potter      D&P 0-18, 88   1.0       Masterson B-25 60140  Potter      H&TC 47, 60    1.0
Masterson 78R  59566  Potter      G&M 3, 83      1.0       Masterson B-26 60150  Potter      H&TC 47, 63    1.0
Masterson 79R  59567  Potter      G&M 3, 31      1.0       Masterson B-27 60160  Potter      G&M 3, 27      1.0

Masterson 80R  59568  Potter      G&M 3, 84      1.0       Masterson B-29 60180  Potter      G&M 3, 28      1.0
Masterson 81R  59569  Potter      G&M 3, 35      1.0       Masterson B-30 60190  Moore       D&P 0-18, 87   1.0

                                                    EXHIBIT "A"
                                                    (Continued)


                          NAME OF WELL, COUNTY, LOCATION, AND WORKING INTEREST
                                       WEST PANHANDLE FIELD, TEXAS


               CIG           Location                                                   Location
              Meter   ------------------------   Working                  Meter  -----------------------    Working
Well Name     Number  County      Sur-Blk-Sec    Interest  Well Name      Number  County     Sur-Blk-Sec    Interest
---------     ------  ------      -----------    --------  ---------     ------- -------    -------------   --------

Masterson 82R  59570  Potter      G&M 2, 84      1.0       Masterson B-31 60200  Potter      H&TC 47, 65    1.0
Masterson 83R  59571  Potter      G&M 3, 19      1.0       Masterson B-32 60210  Potter      H&TC 47, 64    1.0
Masterson 84R  59572  Potter      G&M 3, 17      1.0       Masterson B-33 60220  Potter      G&M 3, 18      1.0

                                                    EXHIBIT "A"
                                                    (Continued)


                          NAME OF WELL, COUNTY, LOCATION, AND WORKING INTEREST
                                       WEST PANHANDLE FIELD, TEXAS


               CIG           Location                                                   Location
              Meter   ------------------------   Working                  Meter  -----------------------    Working
Well Name     Number  County      Sur-Blk-Sec    Interest  Well Name      Number  County     Sur-Blk-Sec    Interest
---------     ------  ------      -----------    --------  ---------     ------- -------    -------------   --------

Masterson B34R 60235  Potter      G&M 3, 15      1.0       Masterson G-4  60870  Potter      D&P 0-18, 79   1.0
Masterson B-37 60240  Potter      H&TC 47, 66    1.0       Masterson G-5  60880  Moore       D&P 0-18, 86   1.0
Masterson B-39 60260  Potter      D&P 0-18, 107  1.0       Masterson J-1  60900  Moore       D&P 0-18, 59   1.0
Masterson B-40 60270  Potter      D&P 0-18, 90   1.0       Masterson J-3  60920  Potter      ELRR B-11, 10  1.0
Masterson B-42 60290  Potter      G&M 3, 32      1.0       Masterson J-4  60930  Potter      ELRR B-11, 9   1.0

Masterson B-43 60300  Potter      ELRR B-10, 35  1.0       Masterson J-5  60940  Potter      G&M 3, 11      1.0
Masterson B-44 60310  Potter      G&M 3, 81      1.0       Masterson J-6  60950  Potter      G&M 2, 80      1.0
Masterson B-45 60320  Potter      D&P 0-18, 91   1.0       Masterson J-7  60960  Potter      G&M 3, 9       1.0
Masterson B-46 60330  Potter      D&P 0-18, 88   1.0       Masterson J-10 60963  Potter      D&P 0-18, 69   1.0
Masterson B-47 60340  Potter      D&P 0-18, 92   1.0       Masterson M-2  60980  Moore       ELRR 8-10, 13  1.0

Masterson B-48 60350  Potter      G&M 3, 34      1.0       Masterson M-3  60990  Moore       G&M 3, 39      1.0
Masterson B-49 60360  Potter      G&M 3, 83      1.0       Masterson M-4  61000  Moore       G&M 3, 38      1.0
Masterson B-50 60370  Potter      D&P 0-18, 109  1.0       Masterson M-5  61010  Moore       ELRR B-10, 14  1.0
Masterson B-51 60380  Potter      G&M 3, 25      1.0       Masterson N-1  61020  Potter      G&M 3, 17      1.0
Masterson B-52 60390  Potter      G&M 3, 24      1.0       Masterson A35R 61202  Potter      H&TC 47, 77    1.0

Masterson B-53 60400  Potter      D&P 0-18, 98   1.0       Masterson 791R 61208  Potter      H&TC 47, 79    1.0
Masterson B-54 60410  Potter      G&M 3, 23      1.0       McBride 1R     62810  Potter      H&TC 46, 98    1.0
Masterson B55R 60420  Potter      G&M 3, 26      1.0       McBride A-2    62880  Potter      H&TC 46, 98    1.0
Masterson B-57 60430  Potter      H&TC 47, 68    1.0
Masterson B58R 60445  Potter      H&TC 47, 67    1.0       Poling 1R      77060  Carson      TTRR Y-2, 12   1.0
                                                           Poling A-2     77120  Carson      TTRR Y-2, 12   1.0
Masterson B-59 60450  Potter      G&M 3, 16      1.0
Masterson B-60 60460  Potter      D&P 0-18, 106  1.0       Read 3R        78955  Moore       ELRR B-10, 18  1.0
Masterson B-61 60470  Potter      D&P 0-18, 70   1.0       Read A-2       78670  Moore       G&M 3, 47      1.0
Masterson B-62 60480  Potter      G&M 3, 31      1.0       Read A-3       78710  Moore       D&P B-12, 15   1.0
Masterson B-63 60490  Potter      D&P 0-18, 110  1.0       Read A-4       78750  Moore       ELRR B-10, 18  1.0

Masterson B64R 60500  Potter      D&P 0-18, 95   1.0
Masterson B-65 60510  Potter      D&P 0-18, 99   1.0       Read A-6       78830  Moore       ELRR B-10, 20  1.0
Masterson B-66 60520  Potter      D&P 0-18, 104  1.0       Read A-7       78870  Moore       Ozier M-3, 1   1.0
Masterson B-67 60530  Potter      D&P 0-18, 100  1.0       Read A-8       78880  Moore       D&P B-12, 14   1.0
Masterson B-68 60540  Potter      D&P 0-18, 101  1.0       Read B-1       78910  Moore       ELRR B-10, 16  1.0

Masterson B-69 60550  Potter      G&M 3, 21      1.0       Sanford A-1    81510  Carson      AB&M 3, 11     1.0
Masterson B-70 60560  Potter      ELRR B-11, 4   1.0       Sanford A-3    81570  Carson      AB&M 3, 9      0.875000
Masterson B-72 60580  Potter      ELRR B-11, 5   1.0       Sanford A-4    81630  Carson      AB&M 3, 10     1.0
Masterson B-73 60590  Potter      ELRR B-10, 38  1.0       Sanford A-5    81690  Carson      AB&M 3, 8      1.0
Masterson B-74 60600  Potter      D&P 0-18, 97   1.0       Sanford A-6    81570  Carson      AB&M 3, 16     1.0

Masterson B75R 60610  Potter      D&P 0-18, 93   1.0       Sanford A-7    81810  Carson      AB&M 3, 4      1.0
Masterson B76R 60620  Potter      D&P 0-18, 66   1.0       Seay A-2       84100  Moore       G&M 2, 85      1.0
Masterson B-77 60630  Potter      D&P 0-18, 103  1.0       Sneed 1R       86550  Moore       M.Johnson,Tr.7 1.0
Masterson B78R 60640  Potter      D&P 0-18, 105  1.0       Sneed 2R       86610  Moore       ELRR B-10, 5   1.0
Masterson B-79 60650  Potter      G&M 3, 22      1.0       Sneed 3R       86620  Moore       H. Hall        1.0

Masterson B-80 60660  Potter      H&TC 47, 62    1.0       Sneed 4R       86630  Moore       T&NO 6-T, 51   1.0
Masterson B-81 60670  Potter      D&P 0-18, 95   1.0       Sneed 8R       86631  Moore       ELRR B-10, 11  1.0
Masterson B-82 60680  Potter      D&P 0-18, 66   1.0       Sneed 9R       86632  Moore       ELRR B-10, 10  1.0
Masterson B-83 60690  Potter      D&P 0-18, 93   1.0       Sneed 11R      86634  Moore       T&NO 6-T, 56   1.0
Masterson B-84 60700  Potter      D&P 0-18, 105  1.0       Sneed A-2      86730  Moore       T&NO 6-T, 54   1.0

Masterson B85R 60710  Potter      D&P 0-18, 108  1.0       Sneed A-3      86790  Moore       T&NO 6-T, 53   1.0
Masterson B-86 60720  Potter      G&M 3, 82      1.0       Sneed A-4      86850  Moore       T&NO 6-T, 52   1.0
Masterson B86R 60730  Potter      G&M 3, 82      1.0       Sneed A-5      86910  Moore       ELRR B-10, 3   1.0
Masterson B87R 60740  Potter      G&M 3, 16      1.0       Sneed A-6      86970  Moore       ELRR B-10, 7   1.0
Masterson B-88 60750  Potter      ELRR B-11, 1   1.0       Sneed A-7      87030  Moore       H. Hall        1.0

Masterson B-89 60760  Potter      D&P 0-18, 85   1.0       Sneed A-8      87090  Moore       H. Hall        1.0
Masterson B-90 60770  Potter      G&M 3, 10      1.0       Sneed A-9      87150  Moore       ELRR B-10, 8   1.0
Masterson B-91 60780  Potter      D&P 0-18, 108  1.0       Sneed A-10     87160  Moore       T&NO 6-T, 51   1.0
Masterson B92R 60800  Potter      G&M 3, 26      1.0       Sneed B-1      87212  Moore       T&NO 6-T, 58   1.0
Masterson B-93 60790  Potter      H&TC 47, 58    1.0       Sneed B-2      87270  Moore       T&NO 6-T, 57   1.0

Masterson B-94 61030  Potter      D&P 0-18, 67   1.0       Sneed B-3      87330  Moore       ELRR B-10, 11  1.0
Masterson B-95 61040  Potter      G&M 3, 20      1.0       Sneed B-4      87390  Moore       T&NO 6-T, 56   1.0
Masterson B-96 61050  Potter      D&P 0-18, 96   1.0       Sneed C-1      87450  Moore       T&NO 6-T, 46   1.0
Masterson B-98 61052  Potter      G&M 3, 15      1.0       Sneed D-7      87510  Moore       T&NO 6-T, 47   1.0
Masterson B-99 61053  Potter      H&TC 47, 67    1.0       Sneed E-1      87570  Moore       M.Johnson,Tr.7 1.0

Masterson B100R 60808 Potter      H&TC 47, 65    1.0       State
Masterson B-101 60809 Potter      H&TC 47, 70    1.0       Riverbed 1     90330  Potter    Canadian River 8 1.0
Masterson B-102 60811 Potter      G&M 3, 29      1.0
Masterson B-104 60814 Potter      G&M 3, 34      1.0       Thompson 1R    92510  Moore       ELRR 26, 26    1.0
Masterson B-105 60815 Moore       G&M 3, 44      1.0       Thompson 2R    92520  Moore       ELRR 26, 25    1.0
                                                           Thompson 5R    92550  Moore       ELRR 26, 24    1.0
Masterson C-1  60810  Potter      D&P 0-18, 65   1.0       Thompson 8R    92558  Moore       ELRR 26, 26    1.0
Masterson C-3  60820  Potter      D&P 0-18, 102  1.0       Thompson A-1   92570  Moore       ELRR 26, 24    1.0

                                                    EXHIBIT "A"
                                                    (Continued)


                          NAME OF WELL, COUNTY, LOCATION, AND WORKING INTEREST
                                       WEST PANHANDLE FIELD, TEXAS


               CIG           Location                                                   Location
              Meter   ------------------------   Working                  Meter  -----------------------    Working
Well Name     Number  County      Sur-Blk-Sec    Interest  Well Name      Number  County     Sur-Blk-Sec    Interest
---------     ------  ------      -----------    --------  ---------     ------- -------    -------------   --------

Masterson D4R  60830  Potter      D&P 0-18, 108  1.0
Masterson F-1  60840  Potter      G&M 3, 14      1.0       Thompson A-2   92600  Moore       H&TC 44, 19    1.0
Masterson G-3  60860  Moore       D&P 0-18, 84   1.0       Thompson A-3   92630  Moore       H&TC 44, 21    1.0
                                                           Thompson A-4   92660  Moore       ELRR 26, 25    1.0
                                                           Thompson A-5   92690  Moore       ELRR 26, 23    1.0
                                                           Thompson A-6   92720  Moore       ELRR 26, 26    1.0

                                                    EXHIBIT "A"
                                                    (Continued)


                          NAME OF WELL, COUNTY, LOCATION, AND WORKING INTEREST
                                       WEST PANHANDLE FIELD, TEXAS


               CIG           Location                                                   Location
              Meter   ------------------------   Working                  Meter  -----------------------    Working
Well Name     Number  County      Sur-Blk-Sec    Interest  Well Name      Number  County     Sur-Blk-Sec    Interest
---------     ------  ------      -----------    --------  ---------     ------- -------    -------------   --------

Thompson B-2   92750  Moore       H&TC 44, 17    1.0
Thompson B-3   92780  Moore       D&P 0-18, 75   1.0
Thompson B-4   92810  Moore       H&TC 44, 58    1.0
Thompson B-5   92840  Moore       H&TC 44, 26    1.0
Thompson B-6   92870  Moore       ELRR 26, 19    1.0

Thompson B-7   92900  Moore       D&P 0-18, 57   1.0
Thompson B-8   92930  Moore       ELRR 26, 17    1.0
Thompson B-9   92960  Moore       D&P 0-18, 58   1.0
Thompson B-11  92990  Moore       ELRR B-10, 1   1.0
Thompson B-12  93020  Moore       ELRR 26, 22    1.0

Thompson B-13  93050  Moore       J.T. Sneed, Z  1.0
Thompson B-14  93080  Moore       G&M 3, 73      1.0
Thompson C-1   93110  Moore       ELRR B-10, 2   1.0

Warrick 1R     95610  Potter      GBCNG Y-2, 16  1.0
Warrick 2R     95660  Moore       H&TC 46, 92    1.0
Warrick 3R     95710  Potter      H&TC 46, 96    1.0
Warrick 4R     95760  Moore       H&TC 46, 94    1.0
Warrick A-2    95860  Moore       H&TC 46, 92    1.0

Warrick A-3    95910  Moore       H&TC 46, 96    1.0
Warrick A-5    96010  Moore       H&TC 46, 94    1.0
Warrick A-6    96020  Potter      GBCNG Y-2, 16  1.0
Warrick A-7    96040  Carson      B&B Y-2, 12    1.0

                                EXHIBIT "B"


Attached to and made a part of that certain Operating Agreement by and between MESA OPERATING LIMITED PARTNERSHIP ("MESA"), as Opeator, and COLORADO INTERSTATE GAS COMPANY ("CIG"), as Nonoperator, and dated January 8, 1988.


                      LIST OF OPERATING AGREEMENT WITH
                          WORKING INTEREST PARTNERS

                                                                    GROSS
                                                        LOCATION   WORKING
                                                      SUR-BLK-SEC  INTEREST
  WELL             WORKING INTEREST PARTNER              COUNTY    PERCENT
-----------   -------------------------------------   -----------  --------

Bivins A-51   Jewell E. Park, Independent Executrix
               of the Estate of David Ayers Park, Jr.  G&M-M20-14   2.3437
              Virginia Sherrill                        Potter       7.0313

Bivins A-53   Jewell E. Park, Independent Executrix
               of the Estate of David Ayers Park, Jr.  H&TC-46-107  1.5625
              Virginia Sherrill                        Potter       4.6875

Bivins A-136  Jewell E. Park, Independent Executrix
               of the Estate of David Ayers Park, Jr.  G&M-5-20-1/2 5.4687
              Virginia Sherrill                        Potter      16.4063

Bivins A-166  Jewell E. Park, Independent Executrix
               of the Estate of David Ayers Park, Jr.  H&TC-46-106  2.2461
              Virginia Sherrill                        Potter       6.7383

Bivins G-1    Exxon Corporation                        H&TC-46-93   32.9381
& Bivins 9-R                                           Moore

Bivins H-1    Exxon Corporation                        H&TC-46-95   24.9415
                                                       Moore

Sanford A-3   PanEastern Exploration Co.               AB&M-3-9     12.5000
                                                       Carson

Bivins 75R    Coastal Oil & Gas Corporation            H&TC-46-95   21.8234
              Exxon Corporation                        Moore         3.1177

                                EXHIBIT "C"
                            Accounting Procedure

     Attached to and made a part of that certain Operating Agreement by and between MESA OPERATING LIMITED PARTNERSHIP, as Operator, and COLORADO INTERSTATE GAS COMPANY, as Nonoperator, and dated
                              January 8, 1988.
                              ---------------


                           I.  GENERAL PROVISIONS

     1.1  Definitions.  As used in this Accounting Procedure, the
          -----------
following words and terms shall have the following meanings:

     "Acidize" shall mean a technique for increasing the production from a well by introducing acid into the well under pressure in order to enlarge and reopen pores in producing formations.

     "Administrative Fee" shall mean the Authorized Payments and Charges which CIG will charge and collect from Mesa.

     "AFE" shall mean an authorization for expenditure.

     "Allowable Costs" shall mean those costs and expenses listed and described in paragraph 2.1 of this Accounting Procedure which Mesa is authorized to use in computing its "Operations and Maintenance Fee." Allowable Costs do not include "Capital Expenditures" as that term is defined below.

     "Authorized Payments and Charges" shall mean those payments and charges listed and described in paragraph 3.1 of this Accounting Procedure which CIG is authorized to use in computing its "Administrative Fee."

     "British Thermal Unit" means the amount of heat required to raise the temperature of one pound of water one degree Fahrenheit at 60 degrees Fahrenheit.

     "Capital Expenditures" shall mean all monies expended for all projects undertaken after January 1, 1990, for the drilling, redrilling, repair, deepening, Reworking, Acidizing, Frac or other stimulation of any well subject to the Operating Agreement (except for the costs, expenses and liabilities excluded from such treatment in Article VI of the Operating Agreement), or any other projects clearly discernible as a fixed asset which are required for the development and operation of the leases subject to the Operating Agreement and which are reasonably estimated to require an expenditure in excess of $25,000.

     "CIG" shall mean Colorado Interstate Gas Company, and/or its successor in interest under the "B" Contract.

     "Contract Area" shall mean all of the Gas Leases (as defined below) intended to be operated for gas purposes under the Operating
     Agreement.

     "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies of North America.
     "COPAS" shall mean the Council of Petroleum Accountants Societies of North America.

     "Exploratory Well" shall mean a well drilled to test a geologic zone or formation the depth of which is below mean sea level.

     "First Level Supervisors" shall mean those employees whose primary functions in operation under the Operating Agreement is the direct supervision of other employees and/or contract labor directly employed on wells subject to the Operating Agreement in a field operating capacity.

     "Frac" shall mean an operation designed to crack or break up formations which contain Oil and gas by pumping liquids and/or gases with proppants into the formation under high pressure, in order to increase the formation's Permeability and to achieve greater production.

     "Gas" shall mean natural gas and all other gaseous hydrocarbons produced therewith.

     "Gross Heating Value," when applied to a cubic foot of gas, means the number of British thermal units produced by combustion, at a constant pressure, of the amount of gas which would occupy a volume of one cubic foot at a temperature of 60 degrees Fahrenheit if saturated with water vapor and under a pressure equivalent to that of 30 inches of mercury at 32 degrees Fahrenheit and under standard gravitational force (980.665 c.m. per sec.) with air of the same temperature and pressure as the gas, when the products of combustion are cooled to the initial temperature of gas and air and when the water formed by combustion is condensed to the liquid state.

     "Lease", or "Gas Lease" shall mean any one or more of the gas leases now or hereafter subject to the "B" Contract on which one or more of the wells listed and described on Exhibit "All are located, or which are included in the proration unit for any such well or wells.

     "Material" shall mean personal property, equipment or supplies acquired or held for use on the wells subject to the Operating Agreement.

     "Mesa" shall mean Mesa Operating Limited Partnership and/or its successor in interest under the "B" Contract.

     "Operations and Maintenance Fee" shall mean the charges which Mesa will be authorized to charge and collect from CIG for performance of its duties as Operator under the Operating Agreement.

     "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of a party's employees incurred in connection with operations on the wells subject to the Operating Agreement.

     "Proration unit" shall mean the acreage assigned to a well for the purpose of allocating allowable gas production thereto by order or rule of the Texas Railroad Commission, or any other state or federal body having authority.

     "Replacement Well" shall mean any gas well drilled on a Gas Lease subject to the Operating Agreement to replace an existing gas well which is accepted by the Railroad Commission of Texas as a replacement for such well.

     "Rework" or "Reworking" shall mean any operation performed on a well after it has been completed in an effort to secure production where there has been none, to restore production that has ceased, or to increase production. Cleaning out a well bore that has silted up is a typical Reworking operation. "Reworks" shall include deepening of an existing well and Side Tracking if the resulting well is to be completed in a zone or formation the depth of which is above mean sea level.

     "Side Tracking" means a drilling operation involving the use of a portion of an existing well bore to drill a second hole, resulting in a well that is partly old and partly new. Such an operation may be treated hereunder as an "Exploratory Well" if the objective depth of said well satisfies the definition for Exploratory Well contained in
     Article 1.

     "Technical Employees" shall mean those employees which have special and specific engineering, geological or other professional skills, and whose primary function in operations is the handling of specific operating conditions and problems for the benefit of the wells subject to the Operating Agreement.

     1.2  Statements and Billings.
          -----------------------
     1.2.1 Mesa shall bill CIG on or before the twentieth day of the month following the month of production for its Operations and Maintenance Fee.

     1.2.2 CIG shall bill Mesa on or before the twentieth day of the month following the month of production for its Administrative Fee.

     1.2.3  Costs Of Capital Expenditures will be billed monthly.

     1.2.4 All such bills will be accompanied by statements which identify the AFE, and the well, lease or facility on which the charges being billed were incurred; and all charges and credits will be summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

    1.3  Payments.  All bills are to be paid within fifteen (15) days after
         --------
receipt. If the obligations prescribed in preceding Section 1.2 above have been satisfied and payment is not made within such time, the unpaid balance shall bear interest monthly at a rate equal to the sum of the prime rate in effect at Texas Commerce Bank in Amarillo on the first day of the month in which delinquency occurs plus one percent, or the maximum contract rate permitted by the applicable usury laws in the State of Texas, whichever is the lesser, Plus attorneys fees, court costs, and other costs in connection with the collection of unpaid amounts.

     1.4  Adjustments.  Payment of any such bills shall not prejudice the
          -----------
right of either party to protest or question the correctness thereof; provided, however, that all bills and statements rendered hereunder during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four month period the recipient of the bill takes written exception thereto and makes Claim on the other party for adjustment provided, however, that the provisions of this paragraph shall not prevent:

     (a) refunds from Mesa if any portion of the Operations and Maintenance Fee or costs of Capital Expenditures billed to CIG are disallowed by the Federal Energy Regulatory Commission, or its successor agency; and

     (b) additional appropriate billings to Mesa for any royalties, overriding royalties, production related payments, rentals, shut-in well payments or minimum royalties determined to have been due previously and paid following said twenty-four month period; and

     (c) adjustments resulting from a physical inventory of controllable material as provided in Article VI.

     1.5 Audits. Either party hereto shall have the right, upon notice in writing to the other, to audit the other's accounts and records relating to operations under the Operating Agreement to which this Accounting Procedure is attached, and to examine the data supporting the charges billed by such party for any calendar year within the 24-month period following the end of such calendar year; provided, however, that the making of such an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in paragraph 1.4 above. Both parties shall make every reasonable effort to conduct audits in a manner which will result in a minimum of inconvenience to the other party.
Neither party shall bear any portion of the other party's audit costs incurred under this paragraph unless agreed to by the other party; and the party undergoing the audit shall reply in writing to an audit report within 180 days of receipt of such report.


                    II.  OPERATIONS AND MAINTENANCE FEE

     2.1 Allowable Costs. Mesa is hereby authorized to include the following items in the computation of its Operations and Maintenance Fee:

2.1.1  Ecological and Environmental

     Costs incurred for the benefit of the leases and wells subject to the Operating Agreement to which this Accounting Procedure is attached as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to such leases and wells. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by any applicable laws and regulations.

2.1.2 Labor

     A. (1) Salaries and wages of Mesa's field employees directly employed in the conduct of operations on wells subject to the Operating Agreement.

         (2)  Salaries of First Level Supervisors in the field.

         (3) Salaries and Wages of Technical Employees directly employed on wells subject to the Operating Agreement, if such charges are excluded from the overhead rates in Section 2.2 below.
         (4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of wells subject to the Operating Agreement if such charges are excluded from the overhead rates in Section 2.2 below.

         (5) Salaries and wages of Technic al Employees either temporarily or permanently assigned to and directly employed in preparation of producer nominations or in well scheduling if such charges are excluded from the overhead rates in Section
              2.2 below.

     B. Mesa's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and Wages are authorized to be charged under subparagraph A above. Such costs under this subparagraph B will be charged on (i) a "when and as paid basis" or (ii) a percentage assessment on the amount of salaries and wages authorized to be charged under subparagraph A above. if percentage assessment is used, the rate shall be based on Mesa's recent calendar year cost experience.

     C. Expenditures made pursuant to assessments imposed by governmental authority which are applicable to those Mesa costs which are chargeable under subparagraphs A and B above.

     D. Personal Expenses of those employees whose salaries and wages are chargeable under subparagraph A above.

2.1.3  Employee Benefits

     Mesa's current costs of established plans for employee group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus and other benefit plans of a like nature, applicable to Mesa's labor costs as herein authorized under paragraphs 2.1.2.A and 2.1.2.B above shall be Mesa's actual cost not to exceed the percentage most recently recommended by COPAS.

2.1.4  Transportation

     Transportation of employees and Material necessary for operations under the Operating Agreement subject to the following limitations:

     A. If Material is moved to the jobsite from Mesa's warehouse or from other properties, no charge shall be Made for a distance greater than the distance from the nearest reliable supply store or railway receiving point where like Material is normally available unless agreed to by the parties.

     B. If surplus Material is moved to Mesa's warehouse or other storage point, no charge shall be made for a distance greater than the distance to the nearest reliable supply store or railway receiving point unless agreed to by the parties. No charge shall be made for moving Material to other properties belonging to Mesa or to any subsidiary or affiliate unless agreed to by the parties.

     C. In the application of paragraphs A. and B. above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by COPAS.

     D. No charge shall be made for transportation of Mesa's representatives on the Engineering Committee (Article XV, Operating Agreement).

2.1.5  Services

     The cost of contract services, equipment and utilities provided by outside sources, except as otherwise provided for legal services in paragraph 2.1.8 hereinbelow or as excluded under Section 2.2 below. The cost of professional consulting services and contract services of technical personnel directly engaged in operations on wells subject to the Operating Agreement, if such charges are excluded from the overhead rates in Section 2.2 below. The cost of professional consulting services or contract services of technical personnel not directly engaged in operations on such wells shall not be charged unless previously agreed to by the parties hereto.

2.1.6  Equipment and Facilities Furnished by Mesa

     Mesa shall charge CIG for the use of Mesa's owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed twelve percent (12%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Gas Leases subject to the Operating Agreement.

2.1.7  Damages and Losses

     Except as otherwise provided in Article X of the Operating Agreement to which this Accounting Procedure is attached, all costs or expenses necessary for the repair of the wells subject to the Operating Agreement which are made necessary because of damages or losses incurred by fire, flood, storm, theft, accident or other cause, except those resulting from Mesa's gross negligence or willful misconduct. Mesa shall furnish CIG written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Mesa.

2.1.8  Legal Expense

     Except as otherwise provided in Article X of the Operating Agreement to which this Accounting Procedure is attached, the costs and expenses of handling, investigating and settling litigation or claims, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Operating Agreement or necessary to protect or recover the Gas Leases, and the costs and expenses incurred in connection with hearings and other matters before governmental bodies and/or regulatory agencies and costs and expenses incurred in examining and curing title; provided, however, that there shall be no charge for Mesa's in-house legal staff.

2.1.9  Insurance

     Net premiums paid for insurance required to be carried for operations under the Operating Agreement as shown in Exhibit "D" thereto for the protection of both the parties. In the event that Mesa elects to act as a self-insurer under the workers' compensation laws of the State of Texas, it may include the risk under its self-insurance program and in that event, it shall include a charge at its actual cost not to exceed the rates authorized or recommended by COPAS.

2.1.10  Communications

     Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving wells subject to the Operating Agreement.

2.1.11  Other Expenditures

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section 2.1 and Section 2.2 and which is of direct benefit to the Contract Area and is incurred by Mesa in the necessary and proper conduct of operations on the Contract Area.

2.2  Overhead.  As compensation for administration, for maintenance and for
     --------
operation of the wells subject to the Operating Agreement, for supervision of additional drilling or Reworks, and for administrative, supervisory and office services and warehousing costs, Mesa shall include with its other Allowable Costs (which are allocated to CIG based on the ratio of the volume of gas taken by CIG for redelivery to third parties to the total volume of gas delivered to CIG from wells subject to the Operating Agreement) a rate of 3.5 cents per Mcf. Unless otherwise agreed to by the parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel; provided, however:

          The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consulting services and contract services of technical personnel directly employed on wells
          subject to the Operating Agreement (   ) shall ( X ) shall not
                                              ---         ---
          be covered by the overhead rates.

          The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in operation of wells subject
          to the Operating Agreement ( X ) shall (   ) shall not be covered
                                      ---         ---
          by the overhead rates.

          The salaries, wages and Personal Expenses of Technical Employees directly employed in the nomination and dispatching of gas under section 5.3 of the Operating Agreement to which this Accounting
          Procedure is attached (   ) shall ( X ) shall not be covered by
                                 ---         ---
          the overhead rates.

     2.3  Adjustments to Overhead Rate.  The foregoing rate shall be
          ----------------------------
adjusted as of the first day of April, 1991 and each April 1 thereafter following the effective date of the Operating Agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics. The adjusted rate shall be the rates currently in use, plus or minus the computed adjustment.

     2.4  Computation of Operations and Maintenance Fee.  The rate at which
          ---------------------------------------------
Mesa may recover that portion of its Allowable Costs and overhead, as provided above, which is due from CIG will be computed as follows: For all natural gas produced from wells subject to the Operating Agreement and delivered into CIG's gathering system for redelivery to third parties (other than Mesa) on and after January 1, 1990, Mesa shall be entitled to bill CIG at a rate per Mcf determined by dividing the total Allowable Costs actually incurred by Mesa in the preceding year plus the overhead charge described above by the total volume of gas which is estimated to be produced and delivered from such wells into CIG's gathering system in the current year. CIG shall then pay Mesa at this rate per Mcf for gas delivered to CIG for redelivery to parties other than Mesa until the rate is redetermined as provided in paragraph 2.4.2 below.

     2.4.1 By November 30 of each year, Mesa will make an estimate of the total Allowable Costs (including overhead) to be incurred during such year and furnish this estimate to CIG as the cost basis for the succeeding year. For the year 1990, Mesa shall make such estimate as soon as practicable after the effective date of the Operating Agreement. Also on or before November 30 of each year, the Engineering Committee shall make an estimate of the total volume of gas to be produced and delivered from such wells during the succeeding year, and thereby determine the rate per Mcf to be billed to CIG as the Operations and Maintenance Fee for the succeeding year. For the year 1990, the estimate shall be the same as the volume of gas delivered in 1989, unless by January 20, 1990, the Engineering Committee agrees to another figure.

     2.4.2 On or about April 30 of the succeeding year, Mesa shall furnish an accounting to determine the Operations and Maintenance Fee for the previous calendar year based on the actual total of Allowable Costs and actual total volume of gas produced and delivered from wells subject to the Operating Agreement. All necessary adjustments to billings or payments shall be made within thirty (30) days of receipt of the actual totals by CIG.

     2.5  Catastrophe Overhead.  To compensate Mesa for overhead costs
          --------------------
incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, tornado or other catastrophes as agreed to by the parties, which are necessary to return wells subject to the Operating Agreement to the condition that existed prior to the event causing the expenditures, Mesa shall charge the same rates as set forth for Capital Expenditures (Article IV) hereinbelow.


                          III.  ADMINISTRATIVE FEE

     3.1  Authorized Payments and Charges.  CIG is hereby authorized to
          -------------------------------
include the following items to the extent indicated in the computation of its Administrative Fee:

     A.  Royalties, Overriding Royalties and Production Related Payments

         All leasehold royalties, overriding royalties and other payments out of production from wells subject to the Operating Agreement. Those certain royalty Payments under paragraph 2 (a) of that certain "Compromise and Settlement Agreement" dated December 31, 1981, by and between Amarillo Oil Company ("AOC"), CIG and the royalty owners identified as "Lessor" therein and the contemporaneous letter agreement between AOC and CIG shall be billed in full to Mesa without allocation.

     B.  Rentals, Shut-In Well Payments and Minimum Royalties

         All rentals, shut-in well payments and minimum royalties which may be required under the terms of any Gas Lease subject to the Operating Agreement.

     C.  Taxes

         All property taxes assessed or levied (i) upon wells subject to the Operating Agreement, (ii) upon any leases subject to the Operating Agreement and/or (iii) upon the gas reserves associated with such leases; all production or severance taxes levied or assessed at the wellhead on the value of gas produced from such wells; and all other taxes of a similar nature now in force or enacted in the future.

     D.  Depreciation and Return

         Depreciation on the original cost of any Capital Expenditures undertaken after January 1, 1990, at the applicable depreciation rate computed on a unit of production basis based on remaining recoverable reserves attributable to the Contract Area; and a return of twenty percent (20%) on net book value (original cost less accumulated depreciation) of the Capital Expenditures.

     3.2  Computation of Administrative Fee.  The rate at which CIG may
          ---------------------------------
recover that portion of its Authorized Payments and Charges, as provided above, which is due from Mesa will be computed as follows: For all natural gas produced from wells subject to the Operating Agreement and delivered into CIG's gathering system for redelivery to Mesa on and after January 1, 1990, CIG shall be entitled to bill Mesa at a rate per Mcf determined by dividing the total Authorized Payments and Charges actually incurred by CIG in the preceding year by the total volume of gas which is estimated to be produced and delivered from such wells into CIG's gathering system in the current year. Mesa shall then pay CIG at this rate per Mcf for all gas redelivered to Mesa by CIG until the rate is redetermined as provided in paragraph 3.2.2 below.

     3.2.1 By November 30 of each year, CIG will make an estimate of the total Authorized Payments and Charges to be incurred during such year and furnish this estimate to Mesa as the cost basis for the succeeding year. For the year 1990, CIG shall make such estimate as soon as practicable after the effective date of the Operating Agreement to which this Accounting Procedure is attached. Also on or before November 30 of each year, the Engineering Committee shall make an estimate of the total volume of gas to be produced and delivered from such wells during the succeeding year, and thereby determine the rate per Mcf to be billed to Mesa as the Administrative Fee for the succeeding year. For the year 1990, the estimate shall be the same as the volume of gas delivered in 1989, unless the Engineering Committee agrees to another figure by January 20, 1990.

     3.2.2 On or about April 30 of the succeeding year, CIG shall furnish an accounting to determine the Administrative Fee for the previous calendar year based on the actual total of Authorized Payments and Charges and actual total volume of gas produced and delivered from wells subject to the Operating Agreement. All necessary adjustments to billings or payments shall be made within thirty (30) days of receipt of the actual totals by Mesa.

                         IV.  CAPITAL EXPENDITURES

     4.1  Definition.  Capital Expenditures shall include expenditures on
          ----------
all projects undertaken after January 1, 1990, for the drilling, redrilling, repair, deepening, Reworking, Acidizing, Frac or other stimulation of any well subject to the Operating Agreement (except for the costs, expense and liabilities excluded from such treatment in Article VI of the Operating Agreement), or any other projects clearly discernible as a fixed asset which are required for the development and operation of the leases subject to the Operating Agreement and which are reasonably estimated to require an expenditure in excess of $25,000.

     4.2  Not Part of Operations and Maintenance Fee.  Capital Expenditures
          ------------------------------------------
and overhead as provided below shall be billed to CIG separate and apart from the Operations and Maintenance Fee and shall not be subject to allocation based on the respective volumes Of gas taken by Mesa and CIG. All such costs shall be treated by CIG as capital expenditures, and all billings from Mesa relating thereto will be accompanied by statements which identify the AFE, and the well, lease or facility on which the charges were incurred. Such billings will be made ona monthly basis.

     4.3  Overhead.  To compensate Mesa for its overhead costs, Mesa shall
          --------
either negotiate a rate prior to the beginning of such operation or construction, or charge CIG for overhead based on the following rates:

     5% of the first $100,000, or total cost if less, plus
    ---
     3% of costs in excess of $100,000, but less than $1,000,000, plus
    ---
     2% of costs in excess of $1,000,000.
    ---

     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and of artificial lift equipment shall be included.

       V.  PRICING OF MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

     Mesa is responsible for Material, defined to mean all personal property, equipment or supplies acquired or held for use on the wells subject to the Operating Agreement, and Mesa shall make proper and timely charges and credits for all Material movement. Mesa shall provide all Material for use on such wells, and make timely disposition of idle and/or surplus Material.

     5.1  General.  Only such Material shall be purchased, or transferred,
          -------
for use on wells subject to the Operating Agreement as is reasonably practical and consistent with efficient and economical operations.

     5.2  Purchases.  Material purchased shall be charged at the price paid
          ---------
by Mesa after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to CIG when the adjustment has been received by Mesa.

     5.3  Transfers and Dispositions.  Material furnished for operation of
          --------------------------
the wells subject to the Operating Agreement and Material transferred from such wells or disposed of by Mesa, unless otherwise agreed to by the parties, shall be priced on the following basis exclusive of cash discounts:

     A.  New Material

         (1)  Tubular Goods Other than Line Pipe

              (a) Tubular goods, sized 2 3/8 inches 00 and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Contract Area for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

              (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Contract Area as provided above in paragraph 5 3.A(l)(a). For transportation cost from points other than eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

              (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using the Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Contract Area.

              (d) Macaroni tubing (size less than 2 3/8 inch 00) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Contract Area.

         (2)  Line Pipe

              (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in paragraph A(l)(a) hereinabove. Freight charges shall be calculated from Lorain, Ohio.

              (b) Line pipe movements (except size 24 inch 00 and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A(l)(a) hereinabove. Freight charges shall be calculated from Lorain, Ohio.

              (c) Line pipe 24 inch 00 and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Contract Area.

              (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Contract Area or at prices agreed to by the parties.

         (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Contract Area, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Contract Area.

         (4) Unused new Material, except tubular goods, moved from the Contract Area shall be priced at the current new price, in effect on date of movement, dS listed by a reliable Supply store nearest the Contract Area, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Contract Area. Unused new tubulars will be priced as provided above in paragraph 5.3.A(l) and 5.3.A(2) above.

     B. Good Used Material (Condition B) - Material in sound and serviceable condition and suitable for reuse without reconditioning

         (1)  Material moved to the Contract Area

              At seventy-five percent (75%) of current new price as determined by paragraph 5.3.A above.

         (2)  Material used on and moved from the Contract Area

              (a) At seventyfive percent (75%) of current new price as determined by paragraph 5.3.A above, if material was originally charged to CIG as new Material, or

              (b) At sixty-five percent (65%) of current new price, as determined by paragraph 5.3.A above, if Material was originally charged to CIG as used Material.

         (3)  Material not used on and moved from the Contract Area

              At seventy-five percent (75%) of current new price as determined by paragraph 5.3.A above.

The cost of reconditioning, if any, shall be deducted from the proceeds received for the property being transferred.

     C.  Other Used Material

         (1)  Condition C

              Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by paragraph 5.3.A above. The cost of reconditioning shall be deducted from the proceeds received for the Material being transferred, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

         (2)  Condition D

              Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Mesa may dispose of Condition D Material under procedures normally used by it without prior approval of CIG.

              (a) Casing, tubing or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

              (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing or drill pipe. Upset tubular goods shall be priced on a non upset basis.

         (3)  Condition E

              Junk shall be priced at prevailing prices. Mesa may dispose of Condition E Material under procedures normally utilized by it without prior approval of CIG.

     D.  Obsolete Material

         Material which is serviceable and usable for its original function but condition, and/or value of such Material is not equivalent to that which would justify a price as provided above.

         Such material shall be priced as agreed to by Mesa and CIG.

     E.  Pricing Conditions

         (1) Loading or unloading costs may be charged at the rate of twenty-five cent (25 cents) per hundred weight on all tubular goods movements in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1991 by the same percentage increase or decrease used to adjust the overhead rate as established in paragraph 2.3 above. Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year.

         (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

     5.4  Warranty of Material Furnished by Mesa.  Mesa does not warrant
          --------------------------------------
          the Material furnished. In case of defective Material, credit shall not be passed on to CIG until adjustment has been received by Mesa from the manufacturers or their agents.

                              VI. INVENTORIES

     Mesa shall maintain detailed records of Controllable Material.

     6.1  Periodic Inventories, Notice and Representation.  Mesa shall take
          -----------------------------------------------
inventories of Controllable Material at reasonable intervals. Written notice of Mesa's intention to take inventory shall be given by Mesa at least thirty (30) days before any inventory is to begin so that CIG may be represented when any inventory is taken. Failure of CIG to be represented at an inventory following receipt of proper notice shall bind CIG to accept the inventory taken by Mesa.

     6.2  Reconciliation and Adjustment of Inventories.  Adjustments
          --------------------------------------------
resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Mesa for overages and shortages, but Mesa shall be held accountable only for shortages due to lack of reasonable diligence.

     6.3  Special Inventories.  A special inventory may be taken whenever
          -------------------
there is a change of Operator, and all parties shall be governed by such inventory.

     6.4  Expense of Conducting Inventories.  The expense of conducting
          ---------------------------------
 periodic inventories shall not be charged to CIG. The expense of conducting a special inventory required due to change of Operator shall be charged to CIG.

                                EXHIBIT "D"

                           Insurance Requirements


Attached to and made a part of Operating Agreement dated January 8, 1988, by and between MESA OPERATING LIMITED PARTNERSHIP ("Mesa"), as Operator, and COLORADO INTERSTATE GAS COMPANY ("CIG"), as Nonoperator.

I. Mesa shall at all times while operations are conducted by it on the Contract Area, carry or cause to be carried and pay for, in accordance with Exhibit "C" to the Operating Agreement, Worker's Compensation and Occupational Disease Insurance including Employer's Liability Insurance covering the employees of Mesa engaged in operations hereunder in compliance with all applicable State and Federal Laws. Such policies shall contain underwriters waiver of subrogation in favor of CIG.

II. Mesa and CIG shall each carry for their own respective interests the following types and limits of insurance:

(A) Comprehensive General Liability covering operations conducted hereunder:

         Combined Bodily Injury and Property Damage
         $1,000,000 per occurrence
         $1,000,000 Aggregate

(B) Automobile Liability covering all vehicles owned, non-owned, or hired and used in connection with operations conducted hereunder:

         Combined Bodily Injury and Property Damage
         $1,000,000 per occurrence
         $1,000,000 Aggregate

III. Each party hereto may acquire at its own expense, any additional insurance it desires to protect itself. Each such policy shall provide for underwriters waiver of subrogation in favor of the other party hereto.

IV. Mesa shall have the right, but not the obligation, to require satisfactory evidence of insurance or self-insurance from CIG.

V. Mesa shall have the right, but not the obligation, to require satisfactory evidence of adequate insurance or self-insurance for cost of control of well and pollution liability from CIG. Mesa shall not provide this coverage for the benefit of CIG. In the event that CIG fails to provide evidence of insurance as required herein ("failing party"), Mesa may, at its sole discretion, provide such insurance for and at the direct expense of the failing party. Such expense shall be an Allowable Cost charged and shared as provided in the Accounting Procedure attached to the Operating Agreement as Exhibit "C." Mesa is under no obligation to provide such insurance for the party so failing to provide satisfactory evidence of its own insurance and nothing contained herein shall be construed to alter the obligations of any party hereunder.

                                EXHIBIT "E"

     Attached to and made a part of that certain Operating Agreement by and between MESA OPERATING LIMITED PARTNERSHIP ("Mesa"), as Operator, and COLORADO INTERSTATE GAS COMPANY, as Nonoperator, and dated January 8, 1988.


                   EQUAL EMPLOYMENT OPPORTUNITY PROVISION


During the performance of this contract, the Operator (meaning and referring separately to each party hereto) agrees as follows:

     1. Mesa will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. Mesa will take affirmative action to ensure that applicants are employed and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to, the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Mesa agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

     2. Mesa will, in all solicitations or advertisements for employees placed by or on behalf of Mesa, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

     3. Mesa will send to each labor union or representative of workers with which Mesa has a collective bargaining agreement or other contract or understanding, a notice to be provided, advising the said labor union or workers' representatives of Mesa's commitments under Section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

     4. Mesa will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

     5. Mesa will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to Mesa's books, records, and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

     6. In the event of Mesa's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations, or orders, this contract may be canceled, terminated, or suspended in whole or in part and Mesa may be declared ineligible for further Government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such order sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

     7. Mesa will include the provisions of Paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246 of September 24, 1965, so that provisions will be binding upon each subcontractor or vendor. Mesa will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance: Provided,
                                                                  --------
         however, that in the event Mesa becomes involved in, or is
         -------
         threatened with, litigation with a subcontractor or vendor as a result of such direction by the administering agency, Mesa may request the United States to enter into such litigation to protect the interests of the United States.

Mesa acknowledges that Mesa may be required to file Standard Form 100 (EEO-
1) promulgated jointly by the Office of Federal Contract Compliance, the Equal Employment Opportunity Commission, and Plans for Progress with the appropriate agency within 30 days of the date of contract award if such report has not been filed for the current year and otherwise comply with or file such other compliance reports as may be required under Executive Order 11246, as amended, and Rules and Regulations adopted thereunder.

Mesa further acknowledges that Mesa may be required to develop a written affirmative action compliance program as required by the Rules and Regulations approved by the Secretary of Labor under authority of Executive Order 11246 and supply each other party hereto with a copy of such program if so requested.

                 CERTIFICATION OF NONSEGREGATED FACILITIES

By entering into this contract, Mesa certifies that Mesa does not and will not maintain or provide for Mesa's employees any segregated facilities at any of Mesa's establishments and that Mesa does not and will not permit Mesa's employees to perform their services at any location, under Mesa's control, where segregated, facilities are maintained. Mesa agrees that a breach of this certification is a violation of the Equal Opportunity clause in this contract. As used in this certification, the term "segregated facilities" means, but is not limited to, any waiting rooms, work areas, rest rooms and washrooms, restaurants and other eating areas, time clocks, locker rooms, and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. Mesa further agrees that (except where Mesa has obtained identical certifications from proposed contractors and subcontractors for specific time periods) Mesa will obtain identical certifications from proposed contractors and subcontractors prior to the award of contracts or subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity clause; that Mesa will retain such certifications in Mesa's files; and that Mesa will forward the following notice to such proposed contractors and subcontractors (except where the proposed contractors or subcontractors have submitted identical certifications for specific time periods): Notice to prospective contractors and subcontractors of requirement for certifications of nonsegregated facilities. A Certificate of Nonsegregated Facilities must be submitted prior to the award of a contract or subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity clause. The certification may be submitted either for each contract and subcontract or for all contracts and subcontracts during a period (i.e., quarterly, semiannually, or annually).